UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.     )

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AMCOR PLC
(Name of Registrant as Specified in Its Charter)
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Dear Amcor
Shareholders
September 24, 2024

As we reflect on our 2024 fiscal year, we begin by thanking Amcor’s people around the world for their continued dedication and focus. With geopolitical uncertainties, significant destocking through the supply chain, and rapidly rising inflation early in the year, our operating environment has been anything but stable.  In response, we stayed close to our stakeholders across the business, which allowed us to adapt as we navigated variable market conditions and finish the year with strong earnings momentum.
We are committed to delivering long-term shareholder value and we increased our compelling dividend once again in fiscal 2024. Additionally, since 2020 we have repurchased approximately 11%
of Amcor’s outstanding shares while maintaining our investment grade balance sheet.  Importantly, we expect solid adjusted earnings growth in fiscal 2025, and combined with our historical average dividend yield, Amcor is well positioned to deliver total annual value in line with our 10% to 15%
shareholder value creation model range.
Our People are critical to Amcor’s continued success and safety is our number one core value.  We have built a talented and resilient workforce by investing in health and safety, training, technology, and leadership development.  We are proud to report another year of strong progress towards our ultimate objective of zero injuries, with a 12% reduction in injuries and more than 70% of our sites remaining injury free for 12 months or more. Listening to constructive feedback from our people is another important element of our success.  More than 90% of our global workforce participated in our fiscal 2024 engagement survey, providing valuable insights into what we are doing well and where we have opportunities to improve.
At Amcor we have a strong sense of Purpose. We promote, protect, and preserve our customers'
products through innovative and highly differentiated packaging solutions that are better for the environment than other alternatives. Our product design and greenhouse gas reduction initiatives are clear examples of how our actions align with broader societal and environmental goals and our customers’ needs.  Using a range of substrates, we are focused on contributing to the creation of a truly circular economy for our industry, while also offering differentiated solutions to facilitate growth for our customers as they seek to transform the sustainability profile of their packaging portfolios. In
May 2024, we opened our fourth world class Innovation Center in Belgium, bringing together the brightest minds in packaging design and material science with state-of-the-art technology to offer our customers a complete brand solution, from concept to commercial launch.

Graeme Liebelt Chairman

Peter Konieczny Chief Executive Officer

By integrating sustainable practices into every aspect of our operations, we are ensuring our products contribute to a more sustainable future and we are focused on developing solutions that have a lower carbon footprint and support a circular economy for packaging. Currently, almost all of our Rigid
Packaging and cartons portfolios are recyclable, compostable or reusable, and in Flexible Packaging, approximately 90% of our portfolio is recyclable or has a recycle-ready alternative. We also continue to increase the use of recycled material in our packaging solutions and we are confident in achieving our goal of 30% recycled content usage across our product portfolio by 2030.
Amcor demonstrated significant resilience though a challenging 2023 calendar year and made substantial Progress through fiscal 2024, delivering a year of strong margin expansion with earnings momentum building through the year.  Our disciplined focus on managing costs resulted in annualized cost savings of more than $440 million, helping mitigate the impact of inflation and variable customer and consumer demand. We are encouraged by a return to volume growth in the fourth quarter of fiscal 2024 after a period of soft customer demand. To help ensure we maintain momentum and position Amcor for sustained success, we continue to strategically invest in our business, both organically and through acquisitions.  In fiscal 2024 this included investments in the rapidly growing
India market and installation of new, state-of-the art equipment to serve the fast-growing, high-value dairy category in North America, both of which position us to capture new opportunities for sustainable growth.
Our journey this year reflects a resolute dedication to and focus on our People, our Purpose, and our
Progress. We have faced challenges head-on, made significant efficiency and productivity improvements, returned $750 million of cash to our shareholders, invested in growth, and maintained our industry leading focus on innovation and sustainability.  We are confident that our ongoing efforts will drive future success and deliver continued value to our shareholders.
Thank you for your continued trust and support in Amcor.

Notice of Annual Meeting
of Shareholders

When: November 6, 2024 at 4:00 P.M. EST, 9:00 P.M. GMT and 8:00 A.M. (Nov. 7) AEDT.	Items of Business: 3 Proposals are listed below.	Who Can Vote: Shareholders of Amcor ’s common stock and CHESS depositary interests via CHESS Depositary Nominees Pty Limited at the close of business on September 11, 2024.	Attending the Meeting: See page 68 for information.

Where: JW Marriott Grosvenor House London, 86-90 Park Ln, London W1K 7TN.	Date of Mailing: The date of mailing of this Proxy Statement is on or about September 24, 2024.

Items of Business		Record Date

1.	To elect ten Directors for a term of one year;
Only shareholders of record at the close of business on
September 11, 2024, will be entitled to receive notice of and to vote at the meeting. Most shareholders have a choice of
voting over the internet, by telephone or by using a traditional proxy card or voting instruction form. Please refer to the
attached proxy materials or the information forwarded to you by your bank, broker or other holder of record to see voting methods available to you. Please note that an appointed
proxy need not also be a shareholder.
Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting to be held
on November 6, 2024:
The Proxy Statement, 2024 Annual Report and 2024 Form
10-K are available on our website at www.amcor.com/
investors.

2.	To ratify the appointment of PricewaterhouseCoopers AG as our independent registered public accounting firm for fiscal year 2025;

3.	To cast a non-binding, advisory vote on the Company’s executive compensation (“Say-on-Pay Vote”); and

4.	To transact such other business as may properly come before the meeting.

Your vote is important to us. Please execute your proxy promptly. September 24, 2024 By Order of the Board of Directors

How to Cast Your Vote (See page 64) You can vote by any of the following methods:

By internet	By telephone	By mailing your proxy card

Damien Clayton,
Secretary
83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom

4	Amcor plc | 2024 Proxy Statement

Proxy Statement Summary
Our proxy statement contains information about the matters that will be voted on at our Annual General Meeting of
Shareholders (the “Annual Meeting”) as well as other helpful information about Amcor plc (the “Company”). Below is an executive summary that highlights certain information contained elsewhere in our proxy statement. We encourage you to read the entire proxy statement carefully before voting.
Matters to Be Voted on at the 2024 Annual Meeting

Proposal		Board Recommendation	For More Detail, See Page:

1.	Election of Directors	FOR each Nominee	14

2.	Ratification of PricewaterhouseCoopers AG as our independent registered public accounting firm for fiscal year 2025	FOR	60

3.	Non-binding advisory vote to approve the Company’s executive compensation	FOR	61

Amcor plc
Amcor plc is a holding company incorporated under the laws of the Bailiwick of Jersey in July 2018. Amcor is a global leader in developing and producing responsible packaging solutions for food, beverage, pharmaceutical, medical, home and personal-
care, and other products. Amcor works with leading companies around the world to protect products, differentiate brands, and improve supply chains through a range of flexible and rigid packaging, specialty cartons, closures and services.
Business Highlights

Fiscal 2024 has marked Amcor’s safest year on record
Strong finish to fiscal 2024, with earnings and volume growth building momentum through the second half of fiscal 2024
Continued focus on proactive price, cost and structural actions to align business with market conditions

Strategy and capital allocation priorities remain unchanged with ongoing investment in faster growing, higher value markets and $750 million in cash returned to shareholders through share repurchases and increased annual dividends

Confident in the Company’s ability to deliver compelling shareholder returns over time
Amcor has achieved its highest engagement survey results, with improvements across all metrics: participation, engagement, behavior, and values

Amcor plc | 2024 Proxy Statement	5

Nominees for Directors

		Director Since			Committee Memberships
Name	Age		Primary Occupation	Independent	A	NG(1)	C	E(2)	ST(1)

Graeme Liebelt	70	2012	Former Managing Director & CEO, Orica Limited

Peter Konieczny	59	Nominee	CEO, Amcor plc

Achal Agarwal	65	2021	Former Chief Strategy & Transformation Officer, Kimberly-Clark Corporation

Andrea Bertone	63	2019	Former President, Duke Energy International LLC

Susan Carter	65	2021	Former SVP & CFO, Ingersoll-Rand Plc

Graham Chipchase CBE	61	Nominee	CEO, Brambles Ltd

Lucrèce Foufopoulos-De Ridder	57	2023	Former Executive Vice President, Borealis

Nicholas T. Long (Tom)	65	2017	Former CEO, MillerCoors, LLC

Arun Nayar	73	2019	Former EVP & CFO, Tyco International

David Szczupak	69	2019	Former EVP, Whirlpool

Chairman of the Board	Committee Chair
A: Audit Committee     NG: Nominating and Corporate Governance Committee     C: Compensation Committee     E: Executive Committee
ST: Special Transition Committee
(1)Karen Guerra, a Director, member of the Special Transition Committee and Chair of the Nominating and Corporate Governance
Committee, will retire from the Board at the Annual Meeting. Effective as of the Annual Meeting, the Board has appointed David
Szczupak to replace Karen Guerra as Chair of the Nominating and Corporate Governance Committee.
(2)The Board has appointed Peter Konieczny as a member of the Executive Committee, effective upon Peter Konieczny’s election to the
Board.
Racially or
Ethnically Diverse
Geographic
Diversity
Female
United
States
Australia
Europe
Asia
Male
Gender & Ethnic
Diversity
Female
60%
Diverse
Racially or
Ethnically
Diverse

6	Amcor plc | 2024 Proxy Statement

Tenure
4.1 years
Average Tenure
Less than
3 years
3-10
years
More than
10 years
Age
64.7 years
Average Age
45-57
years
58-65
years
66 years
or older
Skills and Experience

Executive Leadership		Manufacturing and Operations		Innovation and Technology
●●●●●●●●●●	10	●●●●●●●●●●	8	●●●●●●●●●●	5

International Business Experience		Strategy and M&A		Professional Services
●●●●●●●●●●	10	●●●●●●●●●●	9	●●●●●●●●●●	5

Fast Moving Consumer Goods		IT/Cybersecurity		Sustainability
●●●●●●●●●●	5	●●●●●●●●●●	7	●●●●●●●●●●	8
Corporate Governance Highlights

All Director nominees, other than the Chief Executive Officer (“CEO”), are independent
Independent Chairman of the Board
Regular executive sessions of independent Directors
Annual election of all Directors
Proactive shareholder engagement program
Single class of shares
No shareholder rights plan (poison pill)
Shareholder right to call special meeting
Stock ownership requirements for Directors and Executive Officers
Active Board and Audit Committee oversight of risk management
Active Board and Audit Committee oversight of cybersecurity
Full Board engagement and active oversight of sustainability with strategic focus
Annual Comprehensive Board and committee evaluations
Ongoing Board refreshment with an emphasis on diversity
Mandatory Director retirement at age 75
No Directors are overboarded pursuant to Amcor’s policy
All share capital is composed of voting shares; Amcor does not have any non-voting shares

Amcor plc | 2024 Proxy Statement	7

Executive Compensation Highlights
Our executive compensation framework plays a key role in aligning compensation to business strategy and outcomes that deliver value to shareholders. The key highlights for fiscal year 2024 are as follows:
•A reduction in safety recordable cases by 12%, with more than 70% of sites being injury free for more than 12 months; net sales of $13,640 million; GAAP net income of $730 million; adjusted earnings per share (“EPS”)(1) of 70.2 cps; adjusted earnings before interest and taxes (“EBIT”)(1) of $1,560 million; and adjusted free cash flow(1) of $952 million (up >$100 million or 12% on last year).
•The above results are appropriately reflected incentive outcomes for fiscal year 2024, reinforcing that our variable compensation programs (which are 100% performance-based and at risk) have a strong alignment to our strategic priorities and the interests of shareholders.

WHAT WE DO

Variable incentives are 100% performance-based
and 100% at-risk. This means performance
conditions apply to short term incentives and all
equity-based incentives (restricted share units,
performance shares, and share options)

To ensure alignment with shareholders, Amcor’s
Shareholder Value Creation Model (described
further in the “Executive Compensation Discussion
and Analysis” section) is the basis for the
performance conditions used for incentives

For the LTI to vest in full, it requires adjusted EPS
to grow by 10% per annum, Return on Average
Funds Employed (“RoAFE”)(1) to be 12% or more,
and upper quartile relative total shareholder return
performance

Stock ownership requirements for Executive Officers and Directors
Clawback policy applicable to cash and equity awards in event of fraud, dishonesty, breach of obligations and certain restatements
Actively engage with our shareholders

WHAT WE DON’T DO
No multi-year employment agreements or excessive executive severance
No repricing of options without shareholder approval
No excise tax reimbursement for payments made in connection with a change in control
No hedging or pledging of equity awards
No payment of dividends on unearned performance- based awards or restricted stock units
No evergreen provision in our 2019 Omnibus Management Share Plan
No automatic or guaranteed annual base salary increases
No enhanced severance provisions in connection with a change in control or single trigger equity acceleration for executive officers

(1)Adjusted EBIT, Adjusted EPS, Adjusted Free Cash Flow and RoAFE are non-GAAP financial measures defined by the Company as set forth in the “Definitions of Non-GAAP Financial Measures” section of this proxy statement.

8	Amcor plc | 2024 Proxy Statement

Sustainability
Sustainability at Amcor
We are excited about the progress we made in fiscal year 2024 to accelerate momentum around responsible packaging and keeping Amcor’s products in the economy and out of the environment at the end of their use. This progress has been achieved through innovation for packaging design, collaboration for waste management infrastructure and education for greater consumer participation. At the same time, we continued driving progress in sustainability in other areas within Amcor’s operations and across our value chain.
Our expertise in developing more responsible packaging across a range of materials, combined with our ambitious sustainability goals and global presence, makes us the partner of choice for market-leading brands and is a key opportunity that fuels our continued growth.
The following are some highlights of our fiscal year 2024 achievements:
•We received recognition for our leadership as we expanded our more sustainable packaging platforms to new applications and markets. For example, Amcor was the proud recipient of eight Flexible Packaging Achievement Awards for innovative and sustainability contributions to the industry, including a Gold Award for Sustainability for McCoy™ Dunnage Free IBC
Liners for bulk aseptic products and Silver Awards for Sustainability for our Tyson Foods Foam Tray Replacement and
HealthCare™ AmSky™ Blister System. In another example, our groundbreaking packaging solution AmPrima™, which is designed to be recycled in existing recycling streams with no compromise on performance, helped Amcor Flexibles win the Manufacturing and Consumer Goods category of the Australian Financial Review Sustainability Leaders List for 2024.
•We collaborated with consumer brands to bring innovative new solutions to market, such as Amcor’s partnership with an iconic chocolate brand to transition to 50% food-grade recycled packaging in Australia. We partnered with a cosmetics, skin care and personal care pioneer in China to launch AmPrima™ Plus refill pouches for its line of shower gels – the first refill pouch with recycle-ready material. In North America, we launched our curbside-recyclable AmFiber™ Performance
Paper packaging, part of our AmFiber™ portfolio. Amcor Rigid Packaging launched the first-ever one-liter carbonated soft drink stock bottle made from 100% post-consumer recycled (PCR) material, ensuring brands will benefit from increased speed to market while addressing the increased consumer demand and legislative requirements for PCR content. Amcor
Capsules was proud to announce the introduction of more than 90% recycled tin into its premium tin capsules and sparkling foils product range, incorporating an unprecedented level of recycled content sourced from Europe.
•In addition to our annual R&D spend of approximately $100 million supporting our innovations, we continued investing in partnerships to build capacity and drive demand for recycled materials – a crucial step in closing the loop to create a circular economy for packaging. In fiscal year 2024, we achieved our goal of using 10% post-consumer recycled resins in our product portfolio, one year ahead of our 2025 target.
•We developed new partnerships with recyclers and suppliers of recycled materials to ensure strong supply pipelines across our global markets. For example, we entered into a Memorandum of Understanding (MoU) with a leading polyethylene producer in Canada for the purchase of mechanically recycled polyethylene resin for use in flexible packaging films. We also signed a MoU with a leading petrochemical company based in South Korea to source advanced recycled material primarily in the Asia Pacific region beginning in 2025, enabling Amcor to provide access to packaging solutions using recycled content for food and healthcare customers in key markets in Asia Pacific. Combined, we believe that these partnerships will help Amcor take another important step toward achieving our target of 30% recycled content across our portfolio by 2030.
Sustainability informs every aspect of Amcor’s operational activities, from sourcing to manufacturing. For nearly two decades, our EnviroAction program has driven continuous reduction of our carbon footprint, elimination of waste and minimization of water usage. In January 2024, our near-term science-based targets for greenhouse gas (GHG) emission reduction were validated by the Science-Based Targets initiative. Our net-zero science-based targets were subsequently validated by the same organization in September 2024, committing Amcor to reach net-zero GHG emissions across the value chain by 2050.
We developed and published a decarbonization roadmap to clarify our strategy and guide our efforts to reduce GHG emissions as we work to achieve our science-based targets. Amcor’s procurement team continues to focus closely on reducing Scope 3
GHG emissions from our supply chain, and hosted our second annual Supplier Sustainability Summit focused on GHG reduction in January 2024.
We were included in Moody’s ESG Investment Register, the DJSI Australia Index and S&P Sustainability Yearbook 2024, and
achieved a B score on the CDP’s Climate Change rating, an EcoVadis Gold rating and an MSCI A rating.

Amcor plc | 2024 Proxy Statement	9

Sustainability remains our most significant long-term
organic growth opportunity
Responsible packaging is the answer
Amcor is uniquely positioned as industry leader with
Scale, Resources and Capabilities

10	Amcor plc | 2024 Proxy Statement

Human Capital
Human Capital Management at Amcor
We believe that human capital management is critical to our success.
Our Human Resources (“HR”) Strategy
Supporting the execution of our growth aspiration is our HR Strategy. We recognize that we grow our business by growing our people and putting our people at the center of what we do. Amcor’s HR Strategy aims to create an exceptional employee experience through a range of ongoing initiatives focused on talent. We continue to focus on attracting, developing, engaging, and retaining the best talent and strengthening the Company’s succession pipeline for the future. Supported by our Employee
Value Proposition, we undertake a variety of recruitment strategies to attract top talent and we monitor turnover rates in key management positions to identify and address any emerging retention challenges.
Our Culture
Our Values continue to underpin and strengthen our performance by guiding and shaping our collective behaviors. The Values describe the foundation of our culture and through every interaction, and consistency of approach, we create a working environment of which we can be proud. An expression of our Values can be seen in how we recognize our people. We celebrate the diverse experience, strengths, styles, nationalities and cultures of all our people. As of June 30, 2024, approximately 41,000 employees worked for Amcor with approximately 31% located in North America, 29% located in Europe,
21% located in Latin America and 19% located in the Asia Pacific region. Our geographical distribution ensures a broad range of perspectives and skills.
Safety
Safety is a core value at Amcor. We champion safe and responsible behavior among all employees to achieve our goal of zero workplace injuries.
Talent Development
Growing our people is core to our HR Strategy and we have developed a range of executive development, leadership training, and education and awareness programs to help employees progress across all functions and experience levels.
Diversity, Equity and Inclusion (“DE&I”)
We are committed to advancing our DE&I journey, building an even more inclusive Amcor culture where everyone can be the best version of themselves every day, fueling our growth and innovation. Our DE&I strategy is based on four key pillars:
•Talent - Supporting the growth and diversification of our talent through mentoring and our hiring practices. Under this pillar, the Amcor Leadership Mentoring Program is ongoing for the second year. The program aims to develop emerging female talent by connecting them with senior leaders as well as through workshops and networking opportunities. In addition, we are working towards diversifying our global talent pool by reducing unconscious bias from talent attraction and development through a number of initiatives.
•Community - Promoting our employee resource groups and local grassroots plant initiatives. Under this pillar, we have established a global network of DE&I representatives from all business groups and corporate functions to come together, share their experiences and support the execution of our agenda across Amcor. The network also shares regular updates with the Global Management Team. Our Employee Resource Groups are an important part of the community pillar that support the DE&I strategy through local initiatives relevant to the countries and regions they are located in.
•Awareness and Training - Providing more coordination and information around training opportunities. Under this pillar, our DE&I training calendar provides an overview of opportunities for Amcor colleagues to build knowledge and capabilities, aligning the entire organization on DE&I topics. Business groups organize these sessions in a variety of formats, including live small-group seminars, large-group webinars and e-learnings. Participants also receive supporting materials to better enable post-training reinforcement of learnings, including tips and reflection checks.
•Data and Reporting - Communicating our work and progress accurately and effectively to internal and external stakeholders. Under this pillar, progress is measured in a variety of ways, such as through feedback from individuals engaged in DE&I initiatives, community representatives, and members of employee resource groups. We also receive feedback from across the organization through our engagement survey scores, including scores related to DE&I. We continue to improve our scores by taking action both regionally and globally. We continue to build additional rigor around more consistently tracking our internal metrics, such as shifts in representation in senior leadership positions.
Our progress is shared with the Global Management Team, the Human Resources Leadership Team and our Board.

Amcor plc | 2024 Proxy Statement	11

Integrity
Our employees and Directors are expected to act with integrity and objectivity, striving always to enhance the Company’s reputation and performance. We maintain a Code of Business Conduct and Ethics Policy which is signed by all employees and provides a framework for making ethical business decisions. We provide targeted training across the globe to reinforce our commitment to ethics and drive adherence to the national laws in each country in which we operate.
Employee Engagement
We prioritize employee engagement through various initiatives. In addition to the annual global employee engagement survey where we provide all employees an opportunity to share anonymous feedback across a variety of topics, we conduct regular feedback sessions and town halls to gather insights and foster open communication. Our engagement results help to drive action on various topics globally as well as locally in an effort to continuously improve employee engagement.
Looking ahead, we aim to continue to align our human capital management with our strategic goals, focusing on innovation, sustainability, and inclusivity. We are committed to continuing our efforts to attract, develop and retain the best talent, ensuring that Amcor remains a leader in our industry.

12	Amcor plc | 2024 Proxy Statement

Amcor plc | 2024 Proxy Statement	13

14	Amcor plc | 2024 Proxy Statement

Proposal 1 Election of Directors
The Nominating and Corporate Governance Committee of our Board of Directors (the “Board”) has nominated ten individuals to be elected at the meeting. The Board has taken action to increase the size of the Board to ten Directors, with such increase to be effective immediately prior to this Annual Meeting. Each Director is elected to a one-year term to serve until his or her successor has been duly elected and qualified, but subject to prior death, resignation, disqualification or removal from office.
Each nominee has indicated a willingness to serve as a Director. If a Director does not receive a majority of the votes for his or her election, then that Director will not be elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of Directors to eliminate the vacancy.
In addition to certain biographical information about each Director and nominee, listed below are the specific experiences, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director on the Board. Mr. Ronald
(Ron)  Delia retired from the Board of Directors effective April 15, 2024.
Ms. Karen Guerra, a Director, member of the Special Transition Committee and Chair of the Nominating and Corporate
Governance Committee, will retire from the Board at the Annual Meeting. The Board extends its appreciation to Ms. Guerra for her services and thoughtful insight and advice. Effective as of the Annual Meeting, the Board has appointed David Szczupak to replace Ms. Guerra as Chair of the Nominating and Corporate Governance Committee.
Director-Nominees

The Board of Directors recommends a vote “FOR” all nominees to serve as Directors.
GRAEME LIEBELT

PROFESSIONAL BACKGROUND:
•Managing Director and Chief Executive Officer of Orica Limited – 2005 to 2012
•Executive Director of Orica Group – 1997 to 2012
•Numerous senior positions with the ICI Australia/Orica group including Managing Director of Dulux Australia,
Chairman of Incitec Ltd, Director of Incitec Pivot Ltd and Chief Executive of Orica Mining Services – 1989 to 2012

Age: 70 Director since: 2012 Chairman Committees: Executive INDEPENDENT	OTHER DIRECTORSHIPS: •Australian Foundation Investment Company Limited •Australia and New Zealand Banking Group Limited (previous) •DuluxGroup Ltd (previous)

KEY QUALIFICATIONS AND EXPERIENCES:
In addition to the professional background noted above, Mr. Liebelt is a Fellow of the Australian Academy of
Technological Sciences and Engineering and a Fellow of the Australian Institute of Company Directors. Mr. Liebelt’s
past leadership experiences and expertise in global manufacturing and operations make him particularly qualified to act as Chairman of the Board for Amcor.

Amcor plc | 2024 Proxy Statement	15

PETER KONIECZNY

PROFESSIONAL BACKGROUND:
•Chief Executive Officer, Amcor plc – September 2024 to present
•    Interim Chief Executive Officer, Amcor plc – April 2024 to September 2024
•    Chief Commercial Officer, Amcor plc – 2020 to April 2024
•    President, Amcor Flexibles Europe, Middle East & Africa and Latin America – 2019 to 2020
•    President, Amcor Flexibles Europe, Middle East & Africa – 2015 to 2019
•    President, Amcor Specialty Cartons – 2010 to 2015

Age: 59 Since: Nominee

KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Konieczny has had a number of leadership roles across several Business Groups within the Amcor organization, giving him unique insight into the individual challenges and opportunities of the Business Groups’ global business.
Prior to joining Amcor, Mr. Konieczny was appointed President of Silgan White Cap, a global organization specializing in metal and plastic closures for the food and beverage industries.  He has also worked as a management consultant with McKinsey & Company.
Mr. Konieczny’s comprehensive knowledge of Amcor’s business, operations and customers and his strong operational and commercial leadership is invaluable to Amcor’s Board of Directors. Mr. Konieczny was originally recommended as a Director nominee by the Special Transition Committee.

ACHAL AGARWAL

PROFESSIONAL BACKGROUND:
•Global Chief Strategy and Transformation Officer, Kimberly-Clark – 2020 to 2021
•President, Asia Pacific Region, Kimberly-Clark – 2012 to 2020
•President, North Asia Region, Kimberly-Clark – 2008 to 2012
•Chief Operating Officer – Beverages (Greater China), PepsiCo – 2002 to 2008
•Vice President, Beverages (China), PepsiCo – 1998 to 2002
•Market Unit General Manager – Beverages (India), PepsiCo – 1994 to 1997
•Commercial Manager, Corporate, ICI India – 1993 to 1994
•Commercial Functions in Pharmaceutical, Agrochemical, Paints and Commercial Explosives businesses, ICI India
– 1981 to 1993

Age: 65 Director since: 2021 Committees: Compensation INDEPENDENT

OTHER DIRECTORSHIPS:
•SATS Ltd
•World-Wide Fund for Nature, Singapore (WWF Singapore) (previous)
•Singapore International Chamber of Commerce (previous)
•Asia Venture Philanthropy Network (previous)
•Singapore Business Federation (previous)

KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Agarwal holds a degree and a Master of Business Administration from the University of Delhi, and an Advanced
Management Program degree from The Wharton School, University of Pennsylvania. He is a global consumer executive with four decades of experience, of which 30 years have been in leadership roles in the Asia-Pacific across developed and emerging markets. He is passionate about coaching leaders to grow scalable and sustainable businesses in the midst of a changeable environment, contributing invaluable knowledge and skills to Amcor’s Board of Directors.

16	Amcor plc | 2024 Proxy Statement

ANDREA BERTONE

PROFESSIONAL BACKGROUND: •President, Duke Energy International LLC (an electric power generation company) – 2009 to 2016 •Associate General Counsel, Duke Energy – 2003 to 2009

OTHER DIRECTORSHIPS:
•Waste Connections Inc., listed on NYSE (Audit Committee)
•Drax Group PLC, listed on the London Stock Exchange (Chair)
•Peabody Energy Corporation, listed on NYSE (Audit and Chair of HSSE Committee)

Age: 63 Director Since: 2019 Committees: Compensation, NG INDEPENDENT
•DMC Global Inc. (previous), listed on NASDAQ (Audit and Chair of Risk Committee) – 2019 to 2023
•Yamana Gold Inc. (previous), listed on NYSE (Audit and Risks Opportunities Committee) – 2017 to 2020
•Duke Energy International Geração Paranapanema S.A. (previous)

KEY QUALIFICATIONS AND EXPERIENCES:
Ms. Bertone is a graduate of the University of São Paulo, Brazil, where she earned a juris doctorate degree, and
Chicago-Kent College of Law, where she earned a Master of Laws degree. She also completed a finance program for senior executives at Harvard Business School. Ms. Bertone’s depth of experience with multinational companies operating in global markets and her experience in executive leadership, global strategy, legal and regulatory, finance, and M&A provide valuable contributions to Amcor’s Board of Directors.

SUSAN CARTER

PROFESSIONAL BACKGROUND:
•Senior Vice President and Chief Financial Officer, Ingersoll-Rand Plc – 2013 to 2020
•Executive Vice President and Chief Financial Officer, KBR, Inc. – 2009 to 2013
•Executive Vice President and Chief Financial Officer, Lennox International Inc. – 2004 to 2009
•Vice President and Corporate Controller/Chief Accounting Officer, Cummins, Inc. – 2002 to 2004

Age: 65 Director since: 2021 Committees: Audit INDEPENDENT	OTHER DIRECTORSHIPS: •Stanley Black & Decker, Inc •ON Semiconductor Corporation •Pursuit Aerospace •Air Products and Chemicals, Inc. (previous) •Lyondell Chemical Company (previous)

KEY QUALIFICATIONS AND EXPERIENCES:
Ms. Carter received a Bachelor’s degree in Accounting from Indiana University and a Master’s degree in Business
Administration from Northern Illinois University. Ms. Carter’s expertise in investor relations, capital markets, IT management, global company management, accounting and finance, and her experience as a chief financial officer of a public company, enable her to bring a thorough understanding of financial reporting, generally accepted accounting principles, financial analytics, budgeting, capital markets financing and auditing to Amcor’s Board of
Directors.

Amcor plc | 2024 Proxy Statement	17

GRAHAM CHIPCHASE CBE

PROFESSIONAL BACKGROUND:
•CEO, Brambles LTD – January 2017 to present
•CEO, Rexam plc – 2010 to 2016
•Group Director of Plastic Packaging, Rexam plc – 2005 to 2009
•Group Finance Director, Rexam plc – 2003 to 2005
•Finance Director Aerospace Services, GKN PLC – 2001 to 2003

Age: 61 Since: Nominee INDEPENDENT	OTHER DIRECTORSHIPS: •AstraZeneca (Senior Independent Director and Chair of Remuneration Committee) – 2012 to 2021 (previous)

KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Chipchase is a long-tenured CEO with Non-Executive Director experience, and has worked in Sweden, Australia, the UK and the U.S. He holds an MA (Hons) Chemistry from Oriel College, Oxford, and is a Fellow of the Institute of
Chartered Accountants in England and Wales. He was made a Commander of the British Empire (CBE) for services to sustainable business in June 2024. Mr. Chipchase left Rexam plc in 2016, at that time one of the world’s largest consumer packaging companies, having overseen the company’s sale to a U.S. competitor, Ball Corporation.  He has significant experience in companies supplying the fast moving consumer goods industry and across finance, global strategic development and business transformation functions, and therefore provides valuable insights to the Amcor board.  Mr. Chipchase was originally recommended as a Director nominee by a third party search firm.

LUCRÈCE FOUFOPOULOS-DE RIDDER

PROFESSIONAL BACKGROUND:
•Executive Vice President (EVP), Polyolefins Business, and Chief Technology Officer (CTO), Borealis Group –
January 2019  to January 2024
•Vice President, General Manager, Rubber Additives Business, Eastman Chemical Company – December 2015 to
January 2019
•Chief Commercial Officer, Eastman Chemical Company –  August 2014 to December 2015
•Overall approximately 30 years of specialty chemical and materials industry experience from multinational companies such as Tyco (h-Raychem), the Dow Chemical Group (including h-Dow Corning and h-Rohm and
Haas), Eastman Chemical Company, and the Borealis Group, serving a broad range of downstream industries, in a variety of business leadership (P&L), transformation and strategic planning, marketing and sales excellence, circularity and sustainability, and technology and innovation roles.

Age: 57 Director Since: 2023 Committees: Compensation INDEPENDENT

OTHER DIRECTORSHIPS: •Sika Group (Sustainability Committee Chair) •Royal Vopak •Tronox Holdings plc •Quaker Houghton •Borouge Pte (previous, until January 2024)

KEY QUALIFICATIONS AND EXPERIENCES:
Ms. Foufopoulos-De Ridder holds a Master’s degree in Polymer and Composites Engineering from the University of
Leuven (KUL, Belgium) in collaboration with 5 other European universities. She also holds a second Master’s degree in Materials Science Engineering from the University of Ghent, Belgium, and executive business education from
Insead in Paris, France and IMD in Lausanne, Switzerland. Her distinguished and varied career of more than 30 years in the specialty chemicals and materials industry, her functional expertise and her sustainability and circular transformation experience strengthens Amcor’s Board of Directors.

18	Amcor plc | 2024 Proxy Statement

NICHOLAS T.  LONG (TOM)

PROFESSIONAL BACKGROUND:
•Managing Partner, Bridger Growth Partners, LLC (a private equity fund) – 2015 to current
•Chief Executive Officer, MillerCoors, LLC (a brewing company) – 2011 to 2015
•President and Chief Commercial Officer, MillerCoors, LLC – 2008 to 2011
•Chief Executive Officer, MillerBrewing Company (a brewing company) – 2006 to 2008
•Chief Marketing Officer, MillerBrewing Company – 2005 to 2006
•President Northwest Europe Division, The Coca-Cola Company – 2003 to 2005

Age: 65 Director Since: 2017 Committees: Compensation (Chair), Special Transition (Chair), Executive, NG INDEPENDENT

OTHER DIRECTORSHIPS: •Chairman, Wolverine Worldwide, Inc.

KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Long holds a Masters of Business Administration from Harvard Business School and a Bachelor of Arts from the
University of North Carolina. Mr. Long has significant experience in executive leadership in large, global companies, global strategy and international business operations, finance, and sales and marketing. In light of these experiences,
Mr. Long provides valuable contributions to Amcor’s Board of Directors.

ARUN NAYAR

PROFESSIONAL BACKGROUND:
•Senior Advisor, McKinsey & Company (a global management consulting firm) – 2016 to current
•Advisor, Global Advisory Council, ServiceNow, Inc. (a software company) – 2022 to current
•Executive Vice President and Chief Financial Officer, Tyco International plc (a securities system company) – 2012 to 2016
•Senior Vice President, Treasurer and Chief Financial Officer, ADT Worldwide (Tyco) – 2008 to 2012

Age: 73 Director Since: 2019 Committees: Executive (Chair), Audit (Chair), Special Transition INDEPENDENT
OTHER DIRECTORSHIPS: •Mastech Digital •GFL Environmental Inc. •Rite Aid Corporation (previous) •TFI International Inc. (previous) •Bemis Company, Inc. (previous) •

KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Nayar’s global experience and expertise in financial reporting, financial analytics, capital market financing, mergers and acquisitions and treasury matters provide important insight into the global financial matters for Amcor’s
Board of Directors. His experiences make him well suited to serve as Chair of the Audit Committee.

Amcor plc | 2024 Proxy Statement	19

DAVID SZCZUPAK

PROFESSIONAL BACKGROUND:
•Executive Vice President Global Product Organization, Whirlpool Corporation (a major home appliance company)
– 2008 to 2017
•Chief Operation Officer, Dura Automotive Systems – 2006 to 2008

Age: 69 Director Since: 2019 Committees: Audit INDEPENDENT	OTHER DIRECTORSHIPS: •Bemis Company, Inc. (previous)

KEY QUALIFICATIONS AND EXPERIENCES:
In his professional roles, Mr. Szczupak gained specific experience in product development, purchasing, manufacturing and product quality. In addition to these roles, Mr. Szczupak worked for Ford Motor Company for 22 years in a variety of leadership roles. Mr. Szczupak’s extensive background in product innovation, strategic planning, engineering, and global manufacturing give him unique and valuable insights and perspective to our global operations, research and development and innovation.

20	Amcor plc | 2024 Proxy Statement

Director Compensation Summary
Director compensation is approved by the Board of Directors. The Board of Directors considers benchmark data when determining appropriate pay. The components of Director pay include a fixed retainer plus additional fees for members and chairs of committees. As part of the annual review of director compensation, effective December 1, 2022, the Board of
Directors decided not to increase fee levels from the prior year. The Board approved a one-time payment to the Special
Transition Committee members and chair of $20,000 and $25,000, respectively. The fee levels and structure are shown in the table below (unless otherwise indicated, all dollar amounts in this proxy statement are in U.S. Dollars).

Description	Fee

Retainer fees	•Chair: $541,216(1)
•Directors, other than the Chair: $270,608

Committee fees	•Audit Committee Chair: $32,473
•Audit Committee Member: $16,236
•Compensation Committee Chair: $21,648
•Compensation Committee Member: $10,824
•Nominating and Corporate Governance Committee Chair: $16,236
•Nominating and Corporate Governance Committee Member: $7,577

Delivery of fee	•50% restricted share units
•50% cash

Minimum shareholding requirements	•5x cash retainer, accumulated over five years

(1)The retainer for the Chair represents his total fee. He does not receive additional fees for his involvement with Board committees.
Fiscal Year 2024 Director Compensation
The table below sets forth certain information concerning the compensation earned in fiscal year 2024 by our non-executive
Directors (non-management and independent Directors).

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards ($)	Employer Contributions to defined contribution pension plans(2) ($)	Total ($)

Graeme Liebelt	287,835	270,609	17,957	576,402
Armin Meyer(3)	79,876	0	0	79,876
Achal Agarwal	160,330	140,722	0	301,052
Andrea Bertone	163,403	144,512	0	307,915
Susan Carter	163,202	143,431	0	306,633
Lucrèce Foufopoulos-De Ridder (4)	88,398	143,835	0	232,234
Karen Guerra	182,706	143,431	0	326,137
Tom Long	194,578	150,268	0	344,846
Arun Nayar	192,067	151,548	0	343,615
David Szczupak	163,691	143,431	0	307,122
(1)Directors received a fixed “base” fee for their role as Board members, plus additional fees for members and chairs of committees. The
Chair does not receive additional fees for his involvement with Board committees.
(2)Where applicable, the cash portion of the retainer fees is reduced by any required statutory pension contributions.
(3)Dr. Meyer retired from the Board of Directors effective November 8, 2023. Amounts listed in the table above are pro-rated based on his retirement date.
(4)Ms. Foufopoulos-De Ridder joined the Board of Directors effective November 8, 2023. Amounts listed in the table above are pro-rated based on her start date.

Amcor plc | 2024 Proxy Statement	21

Board Composition
Director Independence
The Board has determined that all Directors nominees other than the CEO are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange (“NYSE listing standards”). In addition, the Board has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent pursuant to the NYSE listing standards and any relevant Securities and Exchange Commission (“SEC”) standards. In accordance with the NYSE listing standards, the Board looked at the totality of the circumstances to determine a Director’s independence including reviewing any relationships and transactions between each Director and the Company (including its independent registered public accounting firm). To be independent, a Director must be, among other things, able to exercise independent judgment in the discharge of his or her duties without undue influence from management.
Board Diversity
The Board recognizes the value of diversity. The Board believes that a diverse membership provides a variety of perspectives, improves the quality of dialogue, and contributes to a more balanced and effective decision-making process. In evaluating candidates for Board membership, the Board and the Nominating and Corporate Governance Committee consider many factors to create a balanced Board with diverse viewpoints and deep expertise. Relevant factors include diversity of professional experience, skill set, perspective, and background, including gender, race, ethnicity, cultural background and geography (Please see page 5 for additional detail regarding the composition of our Board and its diversity characteristics).
Director Commitments
The Board does not believe that its members should generally be prohibited from serving on boards and/or committees of other organizations, and the Board has not adopted any guidelines limiting such activities. However, prior to becoming a director of another public company, a Director of the Company must notify the Chair of the Nominating and Corporate
Governance Committee, the Chair of the Board and the CEO to address whether the aggregate number of directorships held by such Director would interfere with his or her ability to carry out his or her responsibilities as a Director of the Company. In the case of Ms. Lucrèce Foufopoulos-De Ridder, the Nominating and Corporate Governance Committee believes that she has sufficient time and capacity to devote to her responsibilities to Amcor, and she has attended all meetings of our Board and committees of our Board on which she serves.
Board Refreshment
Amcor has maintained a steady, proactive focus on Board composition and refreshment, having added seven new Directors since 2019, and recommending two new Directors as nominees at our Annual Meeting.  As a key element of ensuring a diverse Board, the Nominating and Corporate Governance Committee regularly reviews Director tenure and succession. The disciplined Board succession planning, together with annual Board self-evaluations, enables optimal Board effectiveness and ensures the appropriate level of Board refreshment to meet the Company’s strategic needs and priorities. In addition to refreshing the Board’s composition generally, the Board routinely adjusts its committee chair and membership assignments which promotes Director development and succession planning.
Board Leadership Structure
We do not have an express policy concerning whether the role of Chairman of the Board should be held by an independent
Director. Instead, the Board prefers to remain flexible to determine which leadership structure is most appropriate for the
Company and its shareholders based upon the specific circumstances at any given point in time. Mr. Liebelt, an independent
Director, currently serves as our Chairman of the Board. The Board currently intends that the CEO will also become a Director of the Company. The Board believes the continued split in roles is appropriate at this time.

22	Amcor plc | 2024 Proxy Statement

Board Operations
Corporate Governance Documents

The following materials relating to the corporate governance of the Company are accessible on our website at:
http://www.amcor.com/investors/corporate-gov/policies-standards
•Memorandum of Association and Articles of Association
•Corporate Governance Guidelines
•Executive Committee Charter
•Audit Committee Charter
•Compensation Committee Charter
•Nominating and Corporate Governance Committee Charter
•Code of Business Conduct and Ethics
Hard copies will be provided at no charge to any shareholder or any interested party upon request. To submit such request, write to us at Amcor plc, Attention: Corporate Secretary at 83 Tower Road North, Warmley, Bristol BS30 8XP,
United Kingdom. The information contained on the Company’s website is not incorporated by reference into this proxy statement and should not be considered to be part of this proxy statement.

Committees of the Board
The Board has the following standing committees: Audit Committee, Compensation Committee, Nominating and Corporate
Governance Committee, Executive Committee and Special Transition Committee.  Below is certain information relating to these committees.
Audit Committee
During fiscal year 2024, the Audit Committee met 5 times. The Audit Committee is comprised of three Directors: Arun Nayar,
Susan Carter and David Szczupak. Mr. Nayar serves as the chair of the Audit Committee. Each member of the Audit
Committee is “independent,” as defined by NYSE listing standards. The Board has determined that Mr. Nayar and Ms. Carter each qualify as an “audit committee financial expert” as that term is defined by the applicable SEC rules. Furthermore, each member of the Audit Committee is “financially literate” as that term is defined by the NYSE listing standards.
The Audit Committee charter details the purpose and responsibilities of the Audit Committee, including to assist the Board in its oversight of:
•The integrity and fair presentation of the financial statements of Amcor and related disclosure;
•The qualifications, performance and independence of Amcor’s independent auditor;
•The performance of Amcor’s internal audit function;
•Amcor’s systems of internal controls over financial reporting;
•Amcor’s legal and ethical compliance policies and programs; and
•Review of the cybersecurity report from management, which outlines Amcor’s cybersecurity risk management framework and includes an update on Amcor’s completed, on-going, and planned actions relating to cybersecurity risks.
In addition, the Audit Committee is directly responsible for the selection, compensation and oversight of the work of Amcor’s independent auditor.

Amcor plc | 2024 Proxy Statement	23

Compensation Committee
During fiscal year 2024, the Compensation Committee met 7 times. The Compensation Committee is comprised of four
Directors: Achal Agarwal, Andrea Bertone, Lucrèce Foufopoulos-De Ridder and Tom Long.  Tom Long  serves as the chair of the Compensation Committee.  Each member of the Compensation Committee is “independent,” as defined by the NYSE listing standards.
The Compensation Committee charter details the purpose and responsibilities of the Compensation Committee, including:
•Reviewing and recommending the compensation of the CEO and Directors, and determining and approving compensation for Amcor’s Executive Officers who report directly to the CEO;
•Evaluating the performance of Amcor’s CEO and performance of Executive Officers who report directly to the CEO;
•Evaluating officer and Director compensation plans, policies and programs generally;
•Reviewing the Compensation Discussion and Analysis for inclusion in the proxy statement; and
•Reviewing Amcor’s management succession planning.
Nominating and Corporate Governance Committee
During fiscal year 2024, the Nominating and Corporate Governance Committee met 4 times. The Nominating and Corporate
Governance Committee is comprised of three Directors: Karen Guerra, Tom Long and Andrea Bertone. Ms. Guerra serves as the chair of the Nominating and Corporate Governance Committee. Effective as of the Annual Meeting, the Board has
appointed David Szczupak to replace Ms. Guerra as the Chair of the Nominating and Corporate Governance Committee. Each
member of the Nominating and Corporate Governance Committee is “independent,” as defined by the NYSE listing standards.
The Nominating and Corporate Governance Committee charter details the purpose and responsibilities of the Nominating and
Corporate Governance Committee, including:
•Identifying and recommending to Amcor’s Board individuals qualified to serve as Directors of Amcor;
•Reviewing the nominations for new Directors from all sources against criteria established for selection of new Directors and nominees for vacancies on the Board;
•Overseeing the annual evaluations of the Board and the Board committees; and
•Advising Amcor’s Board with respect to its composition, governance practices and procedures.
Executive Committee
During fiscal year 2024, the Executive Committee did not meet.  The Executive Committee is comprised of three Directors:
Graeme Liebelt, Tom Long and Arun Nayar.  Arun Nayar serves as the chair of the Executive Committee. The Board has appointed Peter Konieczny as a member of the Executive Committee, effective upon Peter Konieczny’s election to the Board.
The Executive Committee charter details the purpose and responsibilities of the Executive Committee, which generally consist of exercising the powers and authority of the Board to direct the business and affairs of the Company in intervals between meetings of the Board, in emergency situations or when requested by the full Board.

24	Amcor plc | 2024 Proxy Statement

Special Transition Committee
During fiscal year 2024, the Special Transition Committee met 10 times. The Special Transition Committee is comprised of three Directors: Arun Nayar, Karen Guerra and Tom Long. Tom Long serves as the chair of the Special Transition Committee.
The Special Transition Committee does not have a formal charter. The Special Transition Committee’s purpose and responsibilities generally consist of (i) negotiating with Ron Delia (our former CEO), a separation and release agreement; (ii)
identifying and engaging with an individual to serve as the interim Chief Executive Officer (the “Interim CEO”); (iii) determining a cash and equity-based compensation package for the Interim CEO and recommending to the Compensation Committee and the Board an appropriate employment agreement with such Interim CEO; and (iv) commencing and carrying out a search process, on behalf of the Company, for a Chief Executive Officer of the Company (the “Executive Search”) and engaging an executive search firm to assist with the Executive Search. The Committee engaged Spencer Stuart to assist with the Executive
Search. The Special Transition Committee made recommendations for the Board of Directors’ consideration regarding the
Executive Search. As a result of the completion of a robust internal and external Executive Search and fulfillment of the
Special Transition Committee’s responsibilities, the Special Transition Committee is no longer an active committee of the
Board.
Director Meeting Attendance
Directors are expected to attend all Board meetings, applicable committee meetings and the annual shareholder meeting. The
Board met 10 times in fiscal year 2024. Each Director attended at least 75 percent of the aggregate of the total number of
Board meetings and committee meetings on which they served. All then-current Directors attended the annual shareholder meeting as well.
The Board meets in regularly scheduled executive sessions without non-independent Directors in connection with each regularly scheduled Board meeting and at other times as necessary. Our independent Chairman of the Board presides at the executive sessions.

Amcor plc | 2024 Proxy Statement	25

Key Areas of Board Oversight
Risk Management
Taking purposeful and calculated risks is an essential part of our business and is critical to the achievement of our long-term strategic objectives. Our Board of Directors and the committees take an active role in the oversight of our Company’s most significant risks. Enterprise risk management processes are embedded in all critical business processes and are designed to identify operational, financial, strategic, compliance, cybersecurity, and reputational risks that could adversely affect the execution of the Company’s plans, strategy, or effectiveness of its business model.

BOARD OF DIRECTORS
Oversee the Company’s risk management processes to support achievement of the Company’s organizational and strategic objectives
Oversee the long-term financial plan, which is updated in a process that aligns with the Company’s annual corporate and business unit risk assessments
Delegate certain risk management oversight responsibilities to Board committees, and receive regular reports from Board committees
Oversee and engage with executives on a broad range of human capital management topics, including the Human Capital Strategy
Oversee management of ESG-related risks and strategy
AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Oversee risks associated with financial reporting and internal controls
Monitor risks associated with the
design and administration of the
Company’s compensation and
benefits program, including
performance-based
compensation programs, to
promote appropriate incentives
that do not encourage excessive
risk taking
Oversee risks associated with the governance structure of the Company including Board composition and independence
Review the cybersecurity report, including the Company’s cybersecurity risk management framework and updates on the Company’s completed, on-going and planned actions relating to cybersecurity risks
Review approach to certain human resource-related matters
Assess the steps management has taken to control risks to the Company

Review the Company’s business
risk management framework and
policy for risk appetite including
the procedures for identifying
strategic and business risks and
controlling their financial impact
on the Company

Review internal audit’s analysis and independent appraisal of the adequacy and effectiveness of the Company’s risk management and internal control systems

26	Amcor plc | 2024 Proxy Statement

In addition to the management of the risks described above, we engage in an annual enterprise-wide risk assessment process.
Identified risks are evaluated based on the potential exposure to the business and measured as a function of severity of impact and likelihood of occurrence. Assessments include identifying and evaluating risks and the steps being taken to mitigate the risks. Bi-annually, a report summarizing these assessments is compiled, reviewed by the Chief Executive Officer and Chief
Financial Officer and is presented to the full Board. Interim reports on specific risks are provided if requested by the Board or recommended by management.
Environmental, Social and Governance (ESG) Matters
The Board and its committees oversee the execution of Amcor’s environmental, social and governance strategies and initiatives as an integrated part of their oversight of the Company’s overall strategy and risk management. The Board is actively engaged with management on related topics such as sustainability, product and service demand; climate scenario analysis and oversight of related risks and opportunities; review and approval of strategies and goals related to sustainability; customer, investor and other stakeholder expectations; and the environmental impact of our Company.
Cybersecurity Risk Oversight
The Board recognizes the importance of securing the information of the Company’s customers, vendors, and employees. The
Company has adopted physical, technological, and administrative controls on data security, and has a defined procedure for data incident detection, containment, response, and remediation. While everyone at the Company plays a part in managing these risks, oversight responsibility is shared by the Board, the Audit Committee, and management. The full Board receives an annual information technology report and update from management, which includes an update on the Company’s cybersecurity efforts. The Board of Directors has delegated to the Audit Committee the review of quarterly cybersecurity reports and updates from management, which outline the Company’s cybersecurity risk management framework and include updates on the Company’s completed, on-going, and planned actions relating to cybersecurity risks.
Human Capital Management
Our Board believes that human capital management is critical to the Company’s success. Our Board and Compensation
Committee oversee and engage with executives across the Company on a broad range of human capital management topics, including strategy, organizational design, executive development and succession planning, health and safety matters, DE&I initiatives, ethics and governance, and employee engagement feedback gathered from the annual global employee pulse survey.
Our Board is involved in leadership development and succession planning throughout the year, and provides input on important decisions in each of these areas. Our Board has primary responsibility for succession planning for the CEO and oversight of other senior management positions. The Compensation Committee oversees the development of the process, and our Board meets with high-potential executives at many levels across the Company through formal presentations and informal events throughout the year. The Compensation Committee is also regularly updated on key talent indicators for the overall workforce, including recruiting and attrition, DE&I, and development programs.

Amcor plc | 2024 Proxy Statement	27

Board Governance Practices
Board Evaluation Process
The Board recognizes that a robust and constructive evaluation process is an essential component of Board effectiveness and good corporate governance. Accordingly, the Board and each committee will conduct an annual self-evaluation, and the Board will engage in periodic external assessments, to gauge their effectiveness and consider opportunities for improvement. The entire evaluation process, overseen by the Nominating and Corporate Governance Committee, assesses the performance of each committee and the Board as a whole. The self-evaluation results and any recommendations made by the Nominating and
Corporate Governance Committee to enhance the Board’s effectiveness are discussed by the full Board.
Shareholder Engagement
Amcor has active engagement with shareholders and proxy advisors regarding its performance, strategy, operations, and governance practices. Members of senior management and our Chairman of the Board conduct an annual governance roadshow to solicit shareholder perspectives and receive valuable, direct feedback on governance, executive compensation, sustainability and related matters. Our engagement efforts cover holders of a significant amount of our shares on issue. The feedback we receive is reviewed with our Board of Directors and helps to promote greater alignment of our governance practices and policies with shareholder interests.
Recommendations for Directors
Consistent with the long-term interests of the shareholders, Directors must be able to participate constructively, drawing upon their diverse individual experience, knowledge and background to provide perspectives and insights. The Board also understands the importance of balancing tenure, turnover, diversity and skills of the individual Board members by pairing fresh perspectives with valuable experience. The Nominating and Corporate Governance Committee and the Board establish different search criteria for recruiting new Directors at different times, depending upon the Company’s needs and the then-
current Board composition. In every case, however, candidates are required to have certain qualifications and attributes that enable such individuals to contribute to the Board. The Company has engaged Spencer Stuart to assist in identifying and evaluating potential director nominees.
The Nominating and Corporate Governance Committee will consider Director candidates recommended by shareholders in the same manner that it considers all Director candidates. Director candidates must meet the minimum qualifications set forth in the Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee will assess Director candidates in accordance with those factors. Shareholders who wish to suggest qualified candidates to the Nominating and
Corporate Governance Committee should write the Corporate Secretary of the Company at Amcor plc, 83 Tower Road North,
Warmley, Bristol BS30 8XP, United Kingdom, stating in detail the candidate’s qualifications for consideration by the Nominating and Corporate Governance Committee.
If a shareholder wishes to nominate a Director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures outlined in our Articles of Association (“Articles”) by the deadlines described below under “Submission of Shareholder Proposals and Nominations.”
Communications with the Board
The Board provides a process for shareholders and other interested parties to send communications to the Board or any of the
Directors. Interested parties may communicate with the Board or any of the Directors by sending a written communication to the address below. All communications will be compiled by the Corporate Secretary of the Company and submitted to the
Board or the individual Directors.

Amcor plc
c/o Corporate Secretary
83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom

28	Amcor plc | 2024 Proxy Statement

Transactions with Related Parties
Our Board has approved a written policy whereby the Audit Committee must review and approve any transaction in which (a)
the Company was, is or will be a participant and (b) any of the Company’s Directors, nominees for Director, Executive Officers, greater than five percent shareholders or any of their immediate family members (each, a “Related Party”) have a direct or indirect material interest (including any transactions requiring disclosure under Item 404 of Regulation S-K) (“Related Party
Transaction”).
The Audit Committee may delegate authority to review Related Party Transactions to one or more Audit Committee members, except for a transaction involving an Audit Committee member. Any determinations made under such delegated authority must be promptly reported to the full Audit Committee, which may ratify or reverse such determination.
Standards for Approval of Transactions
The Audit Committee will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a Related Party Transaction:
•The position within or relationship of the Related Party with the Company;
•The materiality of the transaction to the Related Party and the Company;
•The business purpose for and reasonableness of the transaction;
•Whether the transaction is comparable to a transaction that could be available to an unrelated party, or is on terms that the Company offers generally to persons who are not Related Parties;
•Whether the transaction is in the ordinary course of the Company’s business; and
•The effect of the transaction on the Company’s business and operations.
A Related Party Transaction will only be approved by the Audit Committee if the Audit Committee determines that the Related
Party Transaction is in the best interests of the Company and its shareholders.
Transactions with Related Parties during Fiscal Year 2024
Item 404 of Regulation S-K requires that we disclose any transactions between Amcor and any related parties, as defined by
Item 404, in which the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest. During fiscal year 2024, there were no Related Party Transactions meeting the requirements of Item 404 of
Regulation S-K.

Amcor plc | 2024 Proxy Statement	29

Security Ownership of Directors
and Executive Officers
The following table lists the beneficial ownership of our ordinary shares as of September 11, 2024, by each Director, each of our Executive Officers named in the Summary Compensation Table in this proxy statement, and all our current Directors and
Executive Officers as a group. Percentage of outstanding shares is based on 1,445,343,212 shares outstanding as of
September 11, 2024.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1) (#)	Percentage of Outstanding Shares (%)

Ron Delia (2)	2,607,495	*
Achal Agarwal	24,005	*
Andrea Bertone	34,587	*
Susan Carter	34,723	*
Graham Chipchase	0
Lucrèce Foufopoulos-De Ridder	0	*
Karen Guerra	75,424	*
Graeme Liebelt	196,942	*
Tom Long	44,404	*
Arun Nayar	60,078	*
David Szczupak	149,283	*
Peter Konieczny	490,095	*
Michael Casamento	906,091	*
Eric Roegner	724,596	*
Fred Stephan	502,665	*
Michael Zacka	719,740	*
All Executive Officers and Directors as a Group (17 persons)	8,693,140	*
*Indicates less than 1%.
(1)Includes any ordinary shares that the named individuals may acquire beneficial ownership of within 60 days of September 11, 2024 pursuant to restricted stock units or performance rights or upon exercise of options as follows: Mr. Delia – 636,630, Mr. Konieczny –
130,700, Mr. Casamento – 280,332, Mr. Roegner – 291,880, Mr. Stephan – 268,538, and Mr. Zacka – 350,816. The amounts disclosed here include securities over which the individual has, or, with another shares, directly or indirectly, voting or investment power, including ownership by certain relatives and ownership by trusts for the benefit of such relatives.
(2)Mr. Delia retired as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors effective April 15,
2024.

30	Amcor plc | 2024 Proxy Statement

Security Ownership
of Certain Beneficial Owners
The only persons known to us to beneficially own, as of September 11, 2024, more than 5% of our outstanding ordinary shares are set forth in the following table.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Outstanding Shares (%)

BlackRock, Inc.(1) 50 Hudson Yards New York, NY 10001	118,331,438	8.20%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	115,833,102	8.01%
State Street Corporation(3) 1 Congress Street, Suite 1 Boston, MA 02114	94,664,457	6.55%
(1)Based on information contained in a Schedule 13G/A filed by such beneficial holder with the SEC on February 9, 2024, BlackRock has sole voting power over 106,915,567 shares, and sole dispositive power over 118,331,438 shares.
(2)Based on information contained in a Schedule 13G/A filed by such beneficial holder with the SEC on February 13, 2024, the Vanguard
Group has shared voting power over 21,668,895 shares, sole dispositive power over 89,016,455 shares and shared dispositive power over 26,816,647 shares.
(3)Based on information contained in a Schedule 13G/A filed by such beneficial holder with the SEC on January 30, 2024, State Street
Corporation has shared voting power over 70,456,152 shares and shared dispositive power over 94,612,616 shares.

Amcor plc | 2024 Proxy Statement	31

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and Executive Officers, and persons who own more than 10% of a registered class of our equity securities, such as our ordinary shares, to file with the SEC initial reports of ownership and reports of changes in ownership of ordinary shares and other equity securities of the Company. To our knowledge, based solely on a review of the copies of the reports and amendments thereto filed electronically with the SEC and representations that no other reports were required, we believe that during fiscal 2024, no Director, Executive Officer, or greater than 10% shareholder failed to file on a timely basis the reports required by Section 16(a).

32	Amcor plc | 2024 Proxy Statement

Executive Compensation
Discussion and Analysis
The Executive Compensation Discussion and Analysis section describes the key elements of our compensation program and fiscal year 2024 compensation decisions for our named executive officers (“NEOs”).
Named Executive Officers
For fiscal year 2024 (July 1, 2023 – June 30, 2024), our NEOs were:

PETER KONIECZNY(1)	Chief Executive Officer
RONALD (RON) DELIA(1)	Former Chief Executive Officer
MICHAEL CASAMENTO	Executive Vice President, Finance and Chief Financial Officer
ERIC ROEGNER	President, Amcor Rigid Packaging
L. FREDERICK (FRED) STEPHAN (2)	Chief Operating Officer, Former President, Amcor Flexibles North America
MICHAEL ZACKA	President, Amcor Flexibles Europe, Middle East & Africa
(1)Mr. Konieczny became Interim Chief Executive Officer upon Mr. Delia’s retirement as Chief Executive Officer effective April 15, 2024.
Mr. Konieczny was appointed as our Chief Executive Officer effective on September 4, 2024.
(2)Mr. Stephan was appointed as our Chief Operating Officer effective on September 5, 2024.

Amcor plc | 2024 Proxy Statement	33

Introduction and Fiscal Year 2024 Highlights
Our executive compensation framework plays a key role in aligning compensation to business strategy and outcomes that deliver value to shareholders.
A Compensation Approach Appropriate for a Truly Global Company
We are a truly global company with a diverse group of “Senior Executives” (defined as our NEOs and other executives reporting to the CEO) working in a range of different countries with responsibilities that extend beyond their respective geographic locations. Our compensation approach is designed to attract and retain Senior Executives who are global leaders with the experience and ability to perform in this environment. These same leaders are attractive potential candidates for competitors both within the packaging sector and other industries – the largest portion of which are U.S.-based (as shown in the chart below).
Location of our Senior Executives
(CEO and direct reports. n = 15)
United States
46%
Europe
40%
Asia
14%
Emphasis on Variable, Performance-Based, At-Risk Compensation
To ensure we remain competitive as a truly global company, we consider market benchmarks in the major regions in which we operate. Our remuneration programs aim to maintain appropriate internal relativities despite regional differences, while ensuring and encouraging global mobility of talent. As set forth in the “Elements of Compensation” section of this proxy, our programs focus on variable, performance-based, at-risk compensation to incentivize strong performance and delivery of outcomes that align with the interests of our shareholders.
Variable, Performance-Based, At-Risk Compensation is based on Amcor’s Shareholder Value Creation
Model
Alignment of metrics in incentive plans support delivery of shareholder value.

Amcor Shareholder Value Creation Model
Alignment of metrics in incentive plans support delivery of shareholder value
STI targets include
Cashflow targets to
support reinvestments
and dividends
STI and LTI earnings
(EBIT/EPS) targets
incentivize delivery of year
on year earnings growth
Equity compensation
plans align management
rewards to shareholder
value
SIGNIFICANT
ANNUAL
CASH FLOW
Capital
Expenditure
(~ $500-$600m)
Acquisitions/
share repurchases
(~ $300-$400m)
Dividend
(~ $725m)
Historical yield
~ 4-5%
EPS growth
~ 5-10%
Total
Shareholder Value
(EPS growth + yield)
10-15% per year

34	Amcor plc | 2024 Proxy Statement

Fiscal Year 2024 Incentive Outcomes - Highlights
Incentive outcomes demonstrate the link between financial performance and incentive outcomes.

	Short Term Incentive	Long Term Incentive

Outcome	Some targets met	Some targets met

Highlights
•Safety recordable cases decreased by 12% from fiscal year
2023 and more than 70% of sites were injury free for more than
12 months
•Net sales of $13,640 million
•GAAP net income of $730 million
•Adjusted EPS of 70.2 cps
•Adjusted EBIT of $1,560 million
•Adjusted free cash flow of $952 million, up >$100 million or 12%
compared to fiscal year 2023
•Relative Total Shareholder Returns (“TSR”) performance at median •Average 3-year adjusted EPS growth of 2.2% did not meet the target range of 5-10%
Compensation Policy
Compensation Objectives
Our executive compensation strategy, frameworks, and programs are designed to:
•Align compensation to business strategy and outcomes that deliver value to our shareholders.
•Drive a high-performance culture by setting challenging objectives and rewarding high-performing individuals.
•Ensure compensation is competitive in the relevant employment marketplace to support the attraction, engagement, and retention of executive talent.
Compensation Decision-Making
The Compensation Committee is responsible for determining, in consultation with the Board of Directors, a framework for the compensation of our Senior Executives. This is to ensure that these executives are motivated to pursue the long-term growth and success of the Company and that there is a clear relationship between performance and executive compensation. The
CEO reviews the annual compensation levels for each of our other Senior Executives and makes recommendations for any changes to the Compensation Committee, who ultimately reviews and approves annual compensation levels, taking into account those recommendations and other considerations it deems appropriate. The Compensation Committee reviews the annual compensation levels for the CEO and makes recommendations for any changes to the Board of Directors, who approve any changes. The CEO makes no recommendation with respect to his own compensation levels.
The Compensation Committee is also responsible for reviewing leadership talent to ensure that our leaders are of world-class quality and that succession depth for key leadership roles is sufficient to deliver sustainable business success. It also undertakes an annual formal evaluation of the performance of the CEO.
Use of Compensation Consultants
Where appropriate, the Compensation Committee seeks advice from independent compensation consultants in determining appropriate executive compensation actions. The Compensation Committee uses external compensation consultants, FW
Cook and Willis Towers Watson, to understand market practice and review market data relevant for making compensation determinations for key executive roles. During fiscal year 2024, FW Cook provided support and guidance to the Compensation
Committee for decisions related to the CEO transition.
Use of Peer Company and Competitive Market Data
Due to the global scope of our business and the unique competitive environment in which we operate, a range of benchmarking data is used when making individual compensation decisions. At Amcor, compensation for Senior Executives is determined by reviewing general pay structures for similar roles in relevant markets around the world. Given we are an international company with a diverse group of Senior Executives, working in a range of different countries, whose responsibilities extend beyond their own geographic location, we need to be able to attract and retain Senior Executives who are global leaders with the experience and ability to perform in this environment.
For fiscal year 2024 compensation benchmarking purposes, the Compensation Committee referenced multiple compensation benchmarks from a carefully selected peer group of U.S. and global companies (the “Compensation Peer Group”) that

Amcor plc | 2024 Proxy Statement	35

compete for selected executive talent with global or regional experience and responsibilities. We review our Compensation
Peer Group on an ongoing basis and update it as necessary. No changes were made to the peer group for fiscal year 2024.
This approach assists the Compensation Committee in understanding and considering market practice across a number of international markets when determining competitive pay structures for our executives.
COMPENSATION PEER GROUP:

Alcoa Corporation	Illinois Tool Works, Inc.
Avery Dennison Corporation	International Paper Company
Ball Corporation	Johnson Controls International, plc
Berry Global Group, Inc.	Kimberly-Clark Corporation
Caterpillar, Inc.	Nucor Corporation
Corning, Inc.	PPG Industries, Inc.
Crown Holdings, Inc.	Sealed Air Corporation
Eastman Chemical Company	Sherwin Williams Company
Ecolab, Inc.	Sonoco Products Company
Emerson Electric Company	WestRock Company
Elements of Compensation
We compensate our NEOs using a combination of fixed and variable compensation plans. The primary elements of our executive compensation programs are:
•Base salaries
•Short-term incentive (STI); delivered through a combination of cash and deferred equity
•Long-term incentive (LTI)
Greater emphasis is placed on variable compensation with the CEO receiving 79% of his target compensation as variable compensation and the other NEOs receiving 76% (on average) of their target compensation as variable compensation, as shown below.
(1)
21%
79%
25%
13%
41%
24%
18%
9%
49%
76%
● Fixed / Base salary
● STI (Cash)
● STI (Deferred equity)(2)
● LTI
● Variable / Performance-based / At-risk
(1)Represents an average across all NEOs, other than the CEO.
(2)Deferred component of the STI delivered as units of Amcor shares that are restricted for two years following payment of the cash portion of the STI.
We believe that these components, taken together, promote the compensation objectives described above.

36	Amcor plc | 2024 Proxy Statement

In determining the amounts payable with respect to each element, and the relative weighting of the various elements for each of our NEOs, the Compensation Committee considers the compensation elements, weightings and levels generally paid for similar roles in relevant markets around the world. We do not have a formal policy regarding allocation among types of compensation other than to ensure overall market competitiveness and to emphasize variable, performance-based, at-risk compensation. As such, our goal is to award compensation that is competitive in relation to the compensation objectives and in the best interest of our shareholders.
Base Salaries
Base salary is intended to provide a fixed component of compensation commensurate with each NEO’s seniority, skillset, experience, role, and responsibilities. Base salaries were not increased as part of the annual review in fiscal year 2024.
Short-Term Incentive (STI)
We provide our NEOs with a short-term incentive (“STI”) in the form of an annual, performance-based incentive program that delivers compensation based on achievement of annual business objectives. Part of any STI earned is delivered in restricted share units (“RSUs”) that are deferred for an additional period of two years (“STI-Deferred Equity Plan Awards”). The use of
STI-Deferred Equity Plan Awards is intended to build equity ownership, to align management incentives with shareholder value creation and to act as a retention incentive.
Details of the range of potential STI cash payments, the proportion to be received at “target” performance, the actual payments made, and RSUs awarded under the STI-Deferred Equity Plan Awards in respect of fiscal year 2024 are shown below. The actual outcomes are based on each NEO’s performance against a selected range of safety, financial, strategy development and organization development goals both on an Amcor and a business group level. Above-target outcomes are only payable based on outperformance against selected financial metrics.

Name	STI % at Target (as % of Base Salary)	STI % Range	STI % Actual	STI Payment (USD) ($)	Deferred Equity Awarded (USD)	Deferred Equity Award (No. RSUs)(2)

Peter Konieczny(1)	120%	0% to 180% of base salary	65%	$961,646	$480,823	48,766
Ron Delia	120%	0% to 180% of base salary	87%	$1,532,785	$766,393	77,728
Michael Casamento	75%	0% to 150% of base salary	61%	$681,693	$340,846	34,569
Eric Roegner	75%	0% to 150% of base salary	14%	$145,634	$72,817	7,386
Fred Stephan	75%	0% to 150% of base salary	50%	$527,237	$263,618	26,737
Michael Zacka	75%	0% to 150% of base salary	32%	$416,841	$208,420	21,138
(1)Mr. Konieczny’s STI % at Target and STI % Range as shown above are effective as of April 15, 2024, the date of his appointment as
Chief Executive Officer. Prior to his appointment, his STI % at Target was 75% of base salary and his STI % Range was 0 to 150% of base salary.  The STI payment to Mr. Konieczny at the end of the fiscal year was prorated to reflect the period of time he served in each of the roles during the course of the year.
(2)Equity allocations were determined based on the volume weighted average price (“VWAP”) of Amcor shares for the five trading days prior to and including June 30, 2024 ($9.86 per share). Where STIs are determined in currencies other than USD, the average foreign exchange rate for the same five-day period was applied to determine the USD equivalent.

Amcor plc | 2024 Proxy Statement	37

The table below also includes a more detailed analysis of the targets and outcomes for the CEO and Chief Financial Officer
(“CFO”).

Category	Safety Targets	Financial Targets	Strategy and Organizational Development Goals

Weighting	5%	75-80%	15-20%

Outcome	Some targets met

Comments	•Safety recordable cases decreased by 12% from fiscal year 2023 and more than 70% of sites were injury free for more than 12 months	•Net sales of $13,640 million •GAAP net income of $730 million •Adjusted EPS of 70.2 cps •Adjusted EBIT of $1,560 million •Adjusted free cash flow of $952 million (up >$100 million or 12% on last year)	•Significant progress on talent and organizational matters, delivery of strategic projects and advancement of sustainability agenda
The remaining NEOs’ targets and weighting were specific to their scope of accountability and business group.
•All NEOs had a safety objective to reduce recordable cases.
•Financial metrics included both consolidated Amcor and business group-specific metrics including earnings, cash flow and sales growth metrics. Metrics and weighting for each ensured NEOs were incentivized to focus on objectives specific to their respective business groups.
•NEOs were assigned strategy and organizational development goals, where applicable to the role, with a focus on talent and employee engagement.
The performance targets for consolidated Amcor results are consistent with those of the CEO and CFO. Performance targets related to business group or unit performance are established based on annual operating plans (which are considered commercially sensitive), and are determined by definitive and objective criteria set at levels intended to be challenging and require significant leadership effort, substantial achievement, and measurable value creation for payout to occur. We do not publicly report financial results for businesses within a reportable segment to protect the commercially sensitive nature of that information and the Company’s competitive positions.
Long-Term Incentive (LTI)
The objective of our LTI plan is to reward the achievement of long-term sustainable business outcomes, which is consistent with the Company’s objective of value creation for our shareholders.
LTI grants during fiscal year 2024
LTI awards that were granted during fiscal year 2024 consist of a grant of options and performance rights (performance shares, in the case of U.S. participants) that have a three-year performance period that began July 1, 2023 and will end June
30, 2026. The performance conditions applicable to this award are adjusted EPS with a RoAFE gateway and relative TSR measured against a peer group of companies (the “TSR Peer Group”), each as described below:
•Half of the award is determined based on constant currency adjusted EPS growth over a three-year performance period, with 5% average annual adjusted EPS growth resulting in 50% of this portion of the award vesting, and 10% average annual adjusted EPS growth resulting in full vesting of this portion of the award (subject to linear interpolation between these two points). There is a further condition that Amcor’s adjusted RoAFE is at or above 12%. If average annual adjusted EPS growth is less than 5%, or RoAFE is less than 12%, this portion of the award will not vest(1).
•The other half of the award is based on relative TSR performance over a three-year performance period against the TSR
Peer Group, with 35th percentile TSR resulting in 25% of this portion of the award vesting, 50th percentile TSR resulting in
50% of this portion of the award vesting, and 75th percentile TSR resulting in full vesting of this portion of the award
(subject to linear interpolation between these points). There is no vesting of this portion of the award for performance below the 35th percentile.

38	Amcor plc | 2024 Proxy Statement

The combination of adjusted EPS with a RoAFE condition ensures that management is rewarded for achieving profitable growth while sustaining strong returns. The use of relative TSR provides alignment with a shareholder’s perspective of the
Company’s relative performance against peer companies.
The table below shows the TSR Peer Group for the LTI granted in fiscal year 2024:
TSR PEER GROUP(2):

Ansell Limited	General Mills, Inc.	PepsiCo, Inc.
AptarGroup, Inc.	Graphic Packaging International, Inc.	Sealed Air Corporation
Avery Dennison Corporation	Huhtamäki Oyj	Silgan Holdings, Inc.
Ball Corporation	International Paper Company	Sonoco Products Company
Berry Global Group, Inc.	Johnson & Johnson	The Procter & Gamble Company
Brambles Limited	Kraft Heinz	Treasury Wine Estates Limited
Coles Group Limited	Mondelez International, Inc.	Unilever PLC
Conagra Brands, Inc.	Nestlé S.A.	Wesfarmers Limited
Crown Holdings, Inc.	O-I Glass, Inc.	WestRock Company
Danone S.A.	Orora Limited	Woolworths Group Limited
(1)The Board has flexibility to adjust the EPS and RoAFE hurdles, or adjust the structure of these hurdles, to ensure they remain appropriate in the event of material events or strategic initiatives that affect the relevance of the performance conditions.
(2)Certain events may occur (e.g. M&A, public to private transactions) that could affect the composition of the peer group. The Board has, accordingly, retained discretion to determine how those events will be treated at the time they arise. This may result in the alteration of the composition of the peer group from time to time. The Board also retains the discretion to deal with any other material event that affects the relevance of any member in the peer group.
LTI vested during fiscal year 2024
LTI awards that vested during fiscal year 2024 were granted in 2021 and had a three-year performance period that ended on
June 30, 2024. The performance conditions applicable to this plan were relative TSR and adjusted EPS with a RoAFE gateway. Relative TSR performance against the TSR Peer Group was at the 50th percentile resulting in 25% vesting under this metric. Average adjusted EPS performance was 2.2%, resulting in no vesting under this metric. The RoAFE gateway was met.
This resulted in a total vesting of 25% of this LTI award.

Amcor plc | 2024 Proxy Statement	39

Policies and Practices Relating to the Timing of Equity Awards
We generally grant annual equity-based awards during the first quarter of our fiscal year, on a predetermined date following our Compensation Committee’s approval of the awards, although such timing may change from year to year.  The Committee also may consider and approve interim or mid-year grants, or grants made on another basis, from time to time based on business needs, changing compensation practices or other factors, in the discretion of the Committee.  The Committee does not take into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Senior Executive Retention Share Plan (“SERSP”)
We use the SERSP on a limited basis at recruitment to replace existing awards from previous employers or as a retention mechanism for selected executives.
In connection with our CEO transition (as set forth in the “Employment Agreements” section of this proxy) the Compensation
Committee and the Board approved awards for Messrs. Konieczny, Casamento, Roegner, Stephan, and Zacka to provide an effective retention incentive while the Board conducted a thorough search process to identify a successor for the CEO role and for a transition period following the appointment of the successful candidate. Details on these grants are set forth in the “2024
Grants of Plan-Based Awards” section of this proxy.

40	Amcor plc | 2024 Proxy Statement

Employment Agreements
Each of our NEOs has entered into an executive services agreement, which generally provides for compensation terms
(including base salary, STI and LTI opportunity, and in limited circumstances, retention incentives), and other perquisites and benefits described elsewhere in the “Executive Compensation Discussion and Analysis” section. The executive services agreements generally require a 12-month notice period to terminate the services agreement, although the Company may waive any portion of the notice period. The Company may summarily terminate the employment of a NEO (without notice or severance payments) (a “cause” termination) immediately if the NEO commits: (a) a serious or persistent breach of any of the terms or conditions of the executive’s employment; (b) any negligent act the executive commits in connection with the performance of the duties of the executive’s role; (c) any conduct or act which, in the reasonable opinion of the Company, brings the Company into disrepute; (d) any criminal offense for which the executive is convicted which, in the reasonable opinion of the Company, impairs the executive’s ability to perform his or her duties; (e) any wrongful or dishonest or fraudulent act or conduct which, in the reasonable opinion of the Company, brings the Company into disrepute; or (f) any other act which would entitle the Company to dismiss the executive summarily.
Furthermore, the executive services agreements include obligations relating to conflicts of interest, confidential information, intellectual property, and competitive activity following a termination of employment for any reason, for the restricted period specified in each executive services agreement.
CEO Transition
During fiscal year 2024, in connection with Mr. Konieczny’s appointment as Interim CEO, he entered into a letter agreement
(the “Interim CEO Letter Agreement”) setting forth employment and compensation terms relating to his role as Interim CEO.
Pursuant to the terms of the Interim CEO Letter Agreement, effective April 15, 2024, Mr. Konieczny received an increased annualized base salary of CHF 1,580,190 and participated in the STI at the level and terms previously provided to the former
CEO, Mr. Delia, including a target percentage of 120% of base salary and payouts ranging from 0 to 180% of base salary, and the same performance goals as previously set for Mr. Delia. Mr. Konieczny continued to participate in our STI-Deferred Equity
Plan with an annual grant valued at 50% of the cash STI payout paid to him and delivered in the form of time-based RSUs.  He also continued to participate in our LTI with grants made to him based on a grant date fair value of 200% of his base salary. Mr.
Konieczny also received a retention grant of 170,000 RSUs with a vesting period that continues to February 2026.
In connection with Mr. Konieczny’s appointment to the role of CEO effective September 4, 2024, he entered into a letter agreement (the “CEO Letter Agreement”) that sets forth employment and compensation terms relating to his role as the CEO, and which incorporates certain terms of Mr. Konieczny’s executive services agreement.  The CEO Letter Agreement confirms that Mr. Konieczny will report to the Board in his role as CEO. Mr. Konieczny’s compensation remained unchanged, except that his LTI grant level was increased from 200% to 250% of base salary, consistent with that provided to Mr. Delia. The CEO Letter
Agreement supersedes and cancels the Interim CEO Letter Agreement.
If we were to terminate Mr. Konieczny without cause, or if Mr. Konieczny were to terminate his employment as a good leaver
(defined generally to include experiencing certain material reductions to compensation or material negative changes to duty, authority or responsibility), each while he is serving as CEO, then he would be entitled to: (1) 12 months of base salary; (2) any
STI payment previously earned at the time of termination, paid entirely in cash; (3) a pro-rated portion of the STI award earned for the performance period during which the termination occurs, paid entirely in cash; (4) the vesting in full of all outstanding
RSUs granted to him under the STI-Deferred Equity Plan within 30 days after the employment termination date and the vesting in full of the RSUs granted to him at the time he became Interim CEO within 30 days following cessation of active employment;
and (5) any other equity awards for which he has completed one-half of the performance or vesting period as of the termination date will continue to vest according to their terms on a pro-rated basis.
In connection with Mr. Delia’s retirement, he entered into a Transition and Release Agreement (the “Transition and Release
Agreement”). The Transition and Release Agreement provides for the following, in exchange for Mr. Delia’s execution of a general release of claims and continued compliance with certain covenants: (1) continued base salary through September 30,
2024, the date of his expected retirement (the “Retirement Date”); (2) the right to receive the cash bonus under the STI plan
(including any portion due under the STI - Deferred Equity plan which will be settled in cash) for fiscal year 2024; (3) the continued right to vest in any equity awards for which the vesting date occurs prior to the Retirement Date (contingent on any requirements for vesting being met); (4) a payment in an amount equal to six months’ base salary following the Retirement
Date; (5) the right to receive a pro-rated STI award for fiscal year 2025, if any is earned, to be paid at the same time such bonuses are otherwise paid; (6) relocation assistance; (7) our coverage of the employer portion of any applicable premium for continued health care coverage pursuant to COBRA for a period of 12 months following the Retirement Date; (8) tax support services through calendar years 2023, 2024, 2025, and 2026; (9) the vesting in full within 30 days after the Retirement Date of the outstanding RSUs under the STI-Deferred Equity Plan; (10) the right to exercise vested stock options for 90 days after the
Retirement Date and continued vesting on a pro-rated basis of outstanding stock option awards and performance share awards, assuming that performance conditions are met, with any stock options vesting after the Retirement Date remaining exercisable for 90 days after the vesting date; and (11) career transition assistance at our expense for a period of 12 months.
Mr. Delia will not receive any grants of additional equity awards under the STI-Deferred Equity Plan or our LTI plan, nor will he receive an allocation of employer contributions under our non-qualified deferred compensation plan for the 2024 calendar year.

Amcor plc | 2024 Proxy Statement	41

The Transition and Release Agreement contains customary restrictive covenants relating to non-competition, non-solicitation, non-disparagement, and confidentiality, for which the payments described above will serve as consideration.
Chief Operating Officer Letter Agreement
On September 5, 2024, in connection with Mr. Stephan’s appointment to the Chief Operating Officer (“COO”) role, he entered into a letter agreement (the “COO Letter Agreement”) that sets forth employment and compensation terms relating to his role as the COO, and which incorporates certain terms of Mr. Stephan’s executive services agreement.  Pursuant to the terms of the COO Letter Agreement, Mr. Stephan will receive an annualized base salary of USD 1,150,000. He will continue to participate in the STI including a target percentage of 100% of base salary and payouts ranging from 0 to 200% of base salary based on individual and Company performance.  Mr. Stephan will continue to participate in our STI-Deferred Equity Plan with an annual grant valued at 50% of the cash STI payout paid to him and delivered in the form of time-based RSUs.  He will also continue to participate in our LTI with grants made to him based on a grant date fair value of 225% of his base salary.  If we were to terminate Mr. Stephan other than for cause while he is serving as COO, then he would be entitled to severance equivalent to twelve months’ base salary.  The notice period for Mr. Stephan to terminate his employment as identified under his executive services agreement has been changed to six months’ written notice.
Minimum Shareholding Policy
A minimum shareholding policy is in place in order to strengthen alignment of the interests of our NEOs with value creation for our shareholders. Under the minimum shareholding policy, the CEO and each of their direct reports, including each of our
NEOs, must build and maintain a minimum shareholding of Amcor shares. Our CEO is required to acquire and maintain ownership of Amcor shares (excluding vested and unvested options and unvested shares) with a value equivalent to 300% of base salary, and each of our CEO’s direct reports, including each of our other NEOs, are required to acquire and maintain ownership of Amcor shares (excluding vested and unvested options and unvested shares) with a value equivalent to 200% of base salary. These executives are required to attain these minimum shareholding requirements progressively within five years of becoming subject to the minimum shareholding policy.
Hedging and Pledging Policy
Our equity award agreements contain a provision restricting participants from hedging or pledging the value of the award or entering into a derivative agreement in respect of the award. Equity award recipients include all of our executive officers,
Directors and certain employees. Any breach of the hedging or pledging restriction could result in cancellation or forfeiture of the award, at the discretion of the Board. In addition, our Insider Trading Policy prohibits members of the Board and senior personnel of the Company from short-selling or trading in derivative securities related to Amcor’s equity securities, with the exception of trading in derivative securities received pursuant to a Company compensatory or benefit plan.
Insider Trading Policy
Our Board of Directors has adopted an Insider Trading Policy which governs the purchase, sale, and/or other dispositions of our securities by our directors, officers, other key employees, and covered persons which we believe is reasonably designed to ensure compliance with applicable insider trading rules, regulations, and listing standards. For more information, please see the description of our Insider Trading Policy in our most recent Annual Report on Form 10-K.
Compensation Recovery Policy
Effective as of October 2, 2023, we adopted a compensation recovery policy (“Compensation Recovery Policy”) governing the recovery of erroneously awarded incentive-based compensation consistent with the requirements of the SEC and the NYSE.
The Compensation Recovery Policy provides that, if we are required to prepare a qualifying accounting restatement, then, unless an exception applies, we will recover reasonably promptly the excess of (1) the amount of incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the date we are required to prepare the accounting restatement over
(2) the amount that would have been received had it been determined based on the restated financials. The Compensation
Recovery Policy applies to incentive-based compensation received by a covered officer on or after October 2, 2023.
In addition to the Compensation Recovery Policy, a clawback policy is in place that allows the Board of Directors to cancel awards in the event of fraud, dishonesty, breach of obligations, financial misstatements, or if awards were made on the basis of a misrepresentation or an omission, or on the basis of facts or circumstances that were later proven to be untrue or inaccurate.

42	Amcor plc | 2024 Proxy Statement

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item
402(b) of Regulation S-K with management, and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.
The Compensation Committee:
Nicholas T. Long (Tom) (Chair)
Achal Agarwal
Andrea Bertone
Lucrèce Foufopoulos-De Ridder

Amcor plc | 2024 Proxy Statement	43

Executive Compensation Tables
2024 Summary Compensation Table
The following table sets forth summary information concerning the compensation earned by our NEOs during fiscal years
2024, 2023, and 2022. Movements in exchange rates also have an impact on amounts reported for certain NEOs who are not paid in U.S. dollars.
Please note that the “Stock Awards” values for fiscal year 2024 for our NEOs (other than Mr. Delia) reflect the impact of one-
time retention grants made in connection with our CEO transition, as outlined in the section above titled “Senior Executive
Retention Share Plan”. These one-time retention grants substantially increased the “Total” compensation values shown for fiscal year 2024, even though they were granted as an exception to our regular annual compensation process and the NEOs will not realize any value from the grants unless they satisfy the vesting schedule that runs through February 2026.
Excluding the value of the one-time retention grants, the fiscal year 2024 “Total” compensation values would be as follows:
$5,961,119 for Mr. Konieczny, $4,927,889 for Mr. Casamento, $3,386,588 for Mr. Roegner, $4,003,691 for Mr. Stephan and
$5,215,908 for Mr. Zacka.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

Peter Konieczny(1)(2) Chief Executive Officer	2024	1,474,000	4,049,852	660,765	961,646	334,656	7,480,919
Ron Delia(1) Former Chief Executive Officer	2024	1,755,767	4,032,292	1,052,990	1,532,785	603,495	8,977,329
	2023	1,742,877	3,459,902	1,120,168	316,038	667,010	7,305,995
	2022	1,696,203	4,371,997	1,101,918	2,045,554	657,086	9,872,758
Michael Casamento(2) Executive Vice President, Finance and Chief Financial Officer	2024	1,126,883	3,611,194	534,905	681,693	584,814	6,539,489
	2023	1,057,240	1,614,678	533,524	83,617	540,332	3,829,391
	2022	980,909	2,163,512	545,799	1,008,824	599,371	5,298,416
Eric Roegner President, Amcor Rigid Packaging	2024	1,021,996	2,162,136	490,245	145,634	135,377	3,955,388
	2023	1,016,945	1,595,205	521,572	114,975	168,355	3,417,052
	2022	997,005	1,800,880	518,193	450,881	260,945	4,027,904
Fred Stephan(3) Chief Operating Officer, Former President, Amcor Flexibles North America	2024	1,045,440	3,430,772	501,555	527,237	110,287	5,615,291
	2023	1,027,194	1,727,557	533,690	309,374	163,543	3,761,358
	2022	947,025	2,062,488	500,649	1,081,256	29,800	4,621,218
Michael Zacka(2) President, Amcor Flexibles Europe, Middle East & Africa	2024	1,312,098	3,751,404	622,775	416,841	724,390	6,827,508
	2023	1,231,008	1,957,705	621,338	253,010	672,450	4,735,510
	2022	1,206,444	2,456,386	635,583	1,049,371	718,323	6,066,106
(1)Mr. Konieczny became Interim Chief Executive Officer upon Mr. Delia’s retirement as Chief Executive Officer effective April 15, 2024. Mr.
Konieczny was appointed as our Chief Executive Officer effective on September 4, 2024.
(2)Where NEOs are paid in a currency other than USD, the amount is converted to USD using the average exchange rate for the fiscal year.
Messrs. Konieczny, Casamento, and Zacka are paid in CHF (1 CHF = 1.1271 USD).
(3)Mr. Stephan was appointed as our Chief Operating Officer effective on September 5, 2024.

44	Amcor plc | 2024 Proxy Statement

(4)The amounts in these columns represents the grant-date fair value of performance rights/shares (in the “Stock Awards” column) and options (in the “Option Awards” column) granted under the LTI for fiscal year 2024, as well as the restricted share units granted under the
STI-Deferred Equity Plan and units granted in connection with our CEO transition (as outlined in the section above titled “Senior
Executive Retention Share Plan (“SERSP”)”), in each case as determined pursuant to Accounting Standards Codification Topic 718. STI-
Deferred Equity Plan awards were calculated as 50% of the short-term cash incentive payments. Where short-term cash incentive payments were determined in currencies other than USD, the average foreign exchange rate for the five trading days prior to and including June 30, 2024 was applied to determine the USD equivalent. Equity allocations under the STI-Deferred Equity Plan were determined based on the VWAP of Amcor shares for the five trading days prior to and including June 30, 2024 ($9.86 per share). The LTI allocations represent the grant-date fair value of these awards. As disclosed in the footnotes to the Company’s financial statements in its
Annual Report on Form 10-K for the year ended June 30, 2024, the fair value of share options was determined using the Black-Scholes option pricing model and/or Monte Carlo simulations and the fair value of performance rights/shares was determined using discounting and Monte Carlo simulations.
(5)Amounts represent STI payments earned for fiscal year 2024 (excluding the value of STI-Deferred Equity Plan Awards). For a description of the methodology applied in determining the STI payments, refer to the section above “Elements of Compensation - Short-Term
Incentive (STI).” Where STI payments were determined in currencies other than USD, the average foreign exchange rate for the five trading days prior to and including June 30, 2024 was applied to determine the USD equivalent for fiscal year 2024.
(6)The elements of compensation included in the “All Other Compensation” column for fiscal year 2024 are set forth in the “2024 Benefits,
Relocation Expenses, Plan Contributions and Tax-Related Payments (the “All Other Compensation” Column)” table below.
2024 Benefits, Relocation Expenses, Plan Contributions and Tax-Related
Payments (the “All Other Compensation” Column)

Name	Fiscal Year	Non-Monetary Benefits ($)(1)	Relocation & Expatriate Expenses ($)(2)	Taxes Paid by Employer Related to Relocation & Expatriate Expenses ($)	Employer Contributions to Defined Contribution Plans ($)	Other ($)	Total ($)

Peter Konieczny	2024	113,371	—	1,065	220,220	—	334,656
Ron Delia	2024	35,810	200,598	158,906	203,909	4,272	603,495
Michael Casamento	2024	39,060	202,885	122,796	217,818	2,254	584,814
Eric Roegner	2024	22,008	—	—	111,222	2,147	135,377
Fred Stephan	2024	14,400	—	—	94,201	1,686	110,287
Michael Zacka	2024	69,439	244,139	190,592	220,220	—	724,390
(1)These benefits include costs such as healthcare, company car costs, and tax advisory costs to assist with the filing of domestic and foreign tax returns.
(2)Expenses associated with relocation and expatriate expenses may include a combination of (i) relocation costs and (ii) ongoing benefits related to that relocation.

Amcor plc | 2024 Proxy Statement	45

2024 Grants of Plan-Based Awards
The table below sets forth information regarding grants of plan-based awards made to our NEOs during fiscal year 2024.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Options Awards(6)
Name	Grant Type	Grant Date	Award (Approval) Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

Peter Konieczny	STI-Cash(1)			0	2,137,317	3,205,976
	STI- Deferred Equity(2)						$0	$1,068,659	$1,602,988
	LTI(3)	9/15/23	8/09/23				40,213	160,850	321,700			2,049,229
	LTI(4)	9/15/23	8/09/23				56,963	227,850	455,700		9.35	660,765
	SERSP(5)	4/15/24	3/15/24							170,000		1,519,800
Ron Delia	STI-Cash(1)			0	2,106,920	3,160,381
	STI- Deferred Equity(2)						$0	$1,053,460	$1,580,190
	LTI(3)	9/15/23	8/09/23				64,088	256,350	512,700			3,265,899
	LTI(4)	9/15/23	8/09/23				90,775	363,100	726,200		9.35	1,052,990
Michael Casamento	STI-Cash(1)			0	845,163	1,690,325
	STI- Deferred Equity(2)						$0	$422,581	$845,163
	LTI(3)	9/15/23	8/09/23				32,550	130,200	260,400			1,658,748
	LTI(4)	9/15/23	8/09/23				46,113	184,450	368,900		9.35	534,905
	SERSP(5)	3/15/24	3/15/24							170,000		1,611,600
Eric Roegner	STI-Cash(1)			0	766,497	1,532,994
	STI- Deferred Equity(2)						$0	$383,249	$766,497
	LTI(3)	9/15/23	8/09/23				29,838	119,350	238,700			1,520,519
	LTI(4)	9/15/23	8/09/23				42,263	169,050	338,100		9.35	490,245
	SERSP(5)	3/15/24	3/15/24							60,000		568,800
Fred Stephan	STI-Cash(1)			0	784,080	1,568,160
	STI- Deferred Equity(2)						$0	$392,040	$784,080
	LTI(3)	9/15/23	8/09/23				30,525	122,100	244,200			1,555,554
	LTI(4)	9/15/23	8/09/23				43,238	172,950	345,900		9.35	501,555
	SERSP(5)	3/15/24	3/15/24							170,000		1,611,600
Michael Zacka	STI-Cash(1)			0	984,073	1,968,146
	STI- Deferred Equity(2)						$0	$492,037	$984,073
	LTI(3)	9/15/23	8/09/23				37,900	151,600	303,200			1,931,384
	LTI(4)	9/15/23	8/09/23				53,688	214,750	429,500		9.35	622,775
	SERSP(5)	3/15/24	3/15/24							170,000		1,611,600
(1)Represents the cash component of the incentive compensation opportunity available under the STI Plan for fiscal year 2024. Payments under this plan may range from zero through to maximum depending on performance against various financial and individual targets included in the individual’s scorecard.

46	Amcor plc | 2024 Proxy Statement

(2)Represents the value of the grant date opportunity under the STI - Deferred Equity Plan component for fiscal year 2024. The award is calculated as 50% of the STI cash component and therefore may range from zero through to maximum depending on performance against various financial and individual targets included in the individual’s scorecard. Equity allocations are determined based on the
VWAP of Amcor shares for the five trading days prior to and including June 30 of each fiscal year.
(3)Represents the issuance of performance rights/shares under the LTI for fiscal year 2024 that will vest in fiscal year 2027, subject to performance conditions which are outlined in the section above “Elements of Compensation – Long-Term Incentive (LTI)”.
(4)Represents the issuance of options under the LTI for fiscal year 2024 that will vest in fiscal year 2027, subject to performance conditions which are outlined in the section above “Elements of Compensation – Long-Term Incentive (LTI)”.
(5)Represents the issuance of RSUs under the SERSP in connection with our CEO transition as described in the section above “Senior
Executive Retention Share Plan (“SERSP”)” that will vest on February 27, 2026.
(6)Represents the grant date fair value of these awards, calculated pursuant to Accounting Standards Codification Topic 718 as disclosed in the footnotes to the Company’s financial statements in its Annual Report on Form 10-K for the year ended June 30, 2024.

Amcor plc | 2024 Proxy Statement	47

Outstanding Equity Awards at 2024 Fiscal Year-End
The table below sets forth information regarding equity awards outstanding as of June 30, 2024.
Importantly, there is no change to the annual vesting schedule as only one LTI grant will vest each fiscal year, or to the actual realized compensation for the CEO or other named executive officers in any one fiscal year.

			Option Awards				Stock Awards
Name	Plan	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Unearned Options That Have Not Vested(1) (#)	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)

Peter Konieczny	Short- Term Incentive - Deferred Equity	2024(4)					18,214	178,133
		2023(5)					50,237	491,318
	Long- Term Incentive	2024(6)		455,700	9.35	9/15/33			321,700	3,146,226
		2023(7)		397,100	11.79	10/31/28			237,700	2,324,706
		2022(8)	130,700		12.40	10/31/27
		2021(9)	241,527		11.21	10/31/26
	SERSP	2024(11)					170,000	1,662,600
Ron Delia	Short- Term Incentive - Deferred Equity	2024(4)					15,921	155,707
		2023(5)					82,452	806,381
	Long- Term Incentive	2024(6)		726,200	9.35	9/15/33			512,700	5,014,206
		2023(7)		674,800	11.79	10/31/28			403,900	3,950,142
		2022(8)	213,550		12.40	10/31/27
		2021(9)	407,159		11.21	10/31/26
		2020(10)	2,407,772		9.81	10/31/25

48	Amcor plc | 2024 Proxy Statement

			Option Awards				Stock Awards
Name	Plan	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Unearned Options That Have Not Vested(1) (#)	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)

Michael Casamento	Short- Term Incentive - Deferred Equity	2024(4)					4,213	41,203
		2023(5)					40,664	397,694
	Long- Term Incentive	2024(6)		368,900	9.35	9/15/33			260,400	2,546,712
		2023(7)		321,400	11.79	10/31/28			192,400	1,881,672
		2022(8)	105,775		12.40	10/31/27
		2021(9)	174,557		11.21	10/31/26
	SERSP	2024(11)					170,000	1,662,600
Eric Roegner	Short- Term Incentive - Deferred Equity	2024(4)					5,792	56,646
		2023(5)					18,174	177,742
	Long- Term Incentive	2024(6)		338,100	9.35	9/15/33			238,700	2,334,486
		2023(7)		314,200	11.79	10/31/28			188,100	1,839,618
		2022(8)	100,425		12.40	10/31/27
		2021(9)	191,445		11.21	10/31/26
		2020(10)	400,000		9.81	10/31/25
	SERSP	2024(11)					60,000	586,800

Amcor plc | 2024 Proxy Statement	49

			Option Awards				Stock Awards
Name	Plan	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Unearned Options That Have Not Vested(1) (#)	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)

Fred Stephan	Short- Term Incentive - Deferred Equity	2024(4)					15,585	152,421
		2023(5)					43,583	426,242
	Long- Term Incentive	2024(6)		345,900	9.35	9/15/33			244,200	2,388,276
		2023(7)		321,500	11.79	10/31/28			192,400	1,881,672
		2022(8)	97,025		12.40	10/31/27
		2021(9)	171,513		11.21	10/31/26
	SERSP	2024(11)					170,000	1,662,600
Michael Zacka	Short- Term Incentive - Deferred Equity	2024(4)					12,746	124,656
		2023(5)					42,298	413,674
	Long- Term Incentive	2024(6)		429,500	9.35	9/15/33			303,200	2,965,296
		2023(7)		374,300	11.79	10/31/28			224,000	2,190,720
		2022(8)	123,175		12.40	10/31/27
		2021(9)	227,641		11.21	10/31/26
	SERSP	2024(11)					170,000	1,662,600
(1)Reflects outstanding performance rights/shares and options under the LTI plan. Awards vest based on adjusted EPS growth with a
RoAFE hurdle and TSR performance.
(2)Reflects outstanding time-based RSUs under the STI – Deferred Equity plan.
(3)Market value is determined by multiplying the number of units by Amcor’s share price at end of fiscal year 2024 ($9.78).
(4)Time-based RSUs awarded on September 15, 2023 that will vest by September 1, 2025.
(5)Time-based RSUs awarded on September 15, 2022 vested on August 28, 2024.
(6)Performance rights/shares and options awarded on September 15, 2023 that would be earned based on achieving maximum level of performance.
(7)Performance rights/shares and options awarded on September 15, 2022 that would be earned based on achieving maximum level of performance.
(8)Unexercised options awarded on September 15, 2021 and vested on August 28, 2024.
(9)Unexercised options awarded on September 15, 2020 and vested on August 28, 2023.
(10)Unexercised options awarded on November 11, 2019 and vested on August 26, 2022.
(11)Time-based RSUs awarded as outlined in the section above “Senior Executive Retention Share Plan (“SERSP”)” that will vest on
February 27, 2026.

50	Amcor plc | 2024 Proxy Statement

2024 Option Exercises and Stock Vested
The table below sets forth certain information with respect to the exercise of options and the vesting of performance rights/
shares and restricted share units (“RSUs”) held by our NEOs during fiscal year 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting of Performance Rights/Shares and RSUs (#)	Value Realized on Vesting ($)

Peter Konieczny	—	—	186,525	1,796,442
Ron Delia	—	—	314,770	2,965,133
Michael Casamento	—	—	139,148	1,336,865
Eric Roegner	—	—	150,574	1,418,407
Fred Stephan	—	—	134,372	1,265,784
Michael Zacka	—	—	157,210	1,518,028

Amcor plc | 2024 Proxy Statement	51

2024 Nonqualified Deferred Compensation
Our non-qualified deferred compensation plan permits eligible participants to (i) defer up to 50% of their salary and (ii) defer up to 100% of their STI cash payment. For Mr. Delia and Mr. Roegner, additional contributions were made to the plan for calendar year 2023 equal to 10% of base salary and their STI cash payment (reduced by contributions already made to other plans).  As previously disclosed, Mr. Delia will not be eligible for such an additional contribution for calendar year 2024 due to his retirement. As part of a revised plan, Mr. Stephan receives contributions to the plan equal to 7% of his base salary and STI cash payment that are in excess of the compensation limit for the plan year under Section 401(a)(17) of the Internal Revenue
Code.
Participants are able to invest these deferrals and contributions across a number of investment options, which make earnings and losses based on the performance of these investments. Account balances are paid out upon a participant’s separation from service or the participant’s disability.
The contributions and earnings under the plan during fiscal year 2024, as well as the account balances under the plan as of the end of fiscal year 2024, for participating NEOs were as follows:

Name	Executive Contributions in Last Fiscal Year (“FY”)(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FY(4)(5) ($)

Ron Delia	207,181	177,509	1,752,092	0	25,042,271
Eric Roegner	284,243	89,200	368,294	0	3,214,112
Fred Stephan	0	70,051	176,877	0	1,765,034
(1)Amounts in this column are included in either the “Salary” or “Non-Equity Incentive Plan Compensation” columns of the “2024 Summary
Compensation Table.”
(2)Amounts in this column are included in the “All Other Compensation” column of the “2024 Summary Compensation Table.”
(3)Amounts in this column are not included in the “2024 Summary Compensation Table” as the amounts represent investment returns (gains or losses), which are not considered “above market” or “preferential” within the SEC’s definition of those terms for purposes of the
Summary Compensation Table. Our deferred compensation plan provides participants with a subset of investment elections available to all eligible employees under our tax-qualified Section 401(k) plan.
(4)Plan participation start dates for each of our eligible NEOs are as follows: November 1, 2007 for Mr. Delia, September 10, 2018 for Mr.
Roegner, and January 1, 2022 for Mr. Stephan. Balance represents contributions and earnings over the period since each executive’ plan participation start date. Messrs. Konieczny, Casamento, and Zacka are non-U.S. NEOs and as such, not eligible to participate in our non-
qualified deferred compensation plan.
(5)Starting in fiscal year 2018, the Company has been subject to U.S. reporting and disclosure of non-qualified deferred compensation.
Since then, total executive and registrant contribution amounts for our eligible NEOs have been reported in each year’s Summary
Compensation Table as follows: $8,585,453 for Mr. Delia, $2,313,695 for Mr. Roegner, and $1,413,390 for Mr. Stephan.

52	Amcor plc | 2024 Proxy Statement

Potential Payments Upon Termination or Change in Control
Compensation and other terms of employment for our NEOs are formalized in executive services agreements as described under “—Employment Agreements”). In the event of termination of employment by the Company without “cause” (as described under “—Employment Agreements”), our NEOs each have a contractual notice period equal to 12 months. In the event of a settlement of this notice period, the amount payable will be equal to the greater of the amount payable required by law or payment in lieu of notice (12 months’ base salary). No single-trigger payments or double-trigger payments are specified in a change of control event, however the Board retains discretion to afford pro-rated incentive payments and vesting of equity awards, and equity awards may be accelerated on a termination in connection with a change of control event. The Board also may deal with other related matters at its discretion.
The table set forth below shows the estimated potential payment obligations to each NEO at the end of fiscal year 2024.

	Peter Konieczny	Michael Casamento	Eric Roegner	Fred Stephan	Michael Zacka

Termination Payment ($) (12 months’ base salary)(1)	1,781,098	1,126,883	1,021,996	1,045,440	1,312,098
(1)Where NEOs are paid in a currency other than USD, the amount is converted to USD using the annual average exchange rate used throughout the fiscal year. Messrs. Konieczny, Casamento, and Zacka are paid in CHF (1 CHF = 1.1271 USD).
As described in the section above titled “Employment Agreements,” in connection with Mr. Delia’s retirement, he entered into a
Transition and Release Agreement providing for various payments and other benefits in connection with his anticipated retirement.  We estimate the value of those payments and other benefits as of June 30, 2024, at approximately $8.4 million as follows: (i) $3.95 million in continued pro-rata vesting of LTIP awards on the scheduled vesting dates and assuming at-target performance (these awards remain subject to satisfaction of performance conditions); (ii) $2.3 million in bonus payments under the STI plan for fiscal year 2024 (inclusive of any STI – Deferred Equity Awards settled in cash, as described in the section above titled “Short-Term Incentive”); (iii) $0.96 million in accelerated vesting of STI – Deferred Equity Awards; (iv) $0.88 million
(6 months of base salary) as a cash lump sum payable following retirement; and (v) $0.28 million in other benefits including payments of medical premiums for continued medical, dental and vision COBRA coverage for 12 months, tax support through tax year 2026, career transition assistance, attorneys’ fees and general relocation costs from his residence in Switzerland to the United States. The value of accelerated and continued vesting of equity grants described above is based on Amcor’s share price at end of fiscal year 2024 ($9.78).

Amcor plc | 2024 Proxy Statement	53

CEO Pay Ratio
The following shows the relationship between fiscal year 2024 annual total compensation for our median employee and Mr.
Konieczny, who was serving as our interim CEO at fiscal year end. We are a truly global company, with employees in over 40 countries and 72% of them located outside of the U.S. during fiscal year 2024 (as shown in the chart below).
The annual total compensation of our median employee, not including our CEO, was $71,038. The annual total compensation of Mr. Konieczny, as reported in the Summary Compensation Table, was $7,480,919. For pay ratio purposes, because Mr.
Konieczny served in the interim CEO role only for part of the year, this amount was adjusted to $7,788,017 to reflect his annual base salary rate as interim CEO of $1,781,098, after converting to USD from CHF (1 CHF = 1.1271 USD). Based on this information, a reasonable estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 110 to 1.
The CEO pay ratio estimate has been calculated in a manner consistent with item 402(u) of Regulation S-K. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Given there has been no significant change to Amcor’s employee population or compensation programs since the median employee was identified for fiscal year 2023, Amcor did not re-identify the median employee for fiscal year 2024 (as permitted by the SEC). The annual total compensation of the median employee was updated to reflect fiscal year 2024 values. Where the median employee was paid in a currency other than USD, compensation was converted to USD using the annual average exchange rate used throughout the fiscal year.
The process for identifying our median employee involved analyzing annual base compensation (salary and hourly wages) for all full-time, part-time, and temporary employees within the organization, other than the CEO, who were employed on April 1,
2023. At that time, and as permitted by the SEC rules under the 5% “De Minimis Exemption”, we excluded 2,097 non-U.S.
employees, or 4.97% of the total employee population of 42,234 employees. The excluded countries and their employee populations were as follows: Dominican Republic (27 employees), India (990 employees), Romania (82 employees), South
Africa (10 employees), Turkey (658 employees) and Venezuela (330 employees). As a result of these exclusions, our median employee was determined from a total of 40,137 employees. As part of this process, for employees who were paid in a currency other than USD, compensation was converted to USD using the exchange rate on April 1, 2023.
Employee Location by Country
Asia 19%
● China
● Thailand
● Australia
● Other Asia
28%
4%
9%
2%
2%
5%
5%
4%
4%
3%
3%
12%
8%
2%
2%
7%
Americas 50%
● United States
● Brazil
● Mexico
● Peru
● Argentina
● Other Americas
EMEA 31%
● France
● Germany
● Poland
● Switzerland
● United Kingdom
● Other EMEA

54	Amcor plc | 2024 Proxy Statement

Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of
Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning our pay-for-performance philosophy and how we align our executive compensation programs with the Company’s performance, refer to the “Executive
Compensation Discussion and Analysis” section.

					Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1) Konieczny ($)	Compensation Actually Paid to PEO(2) Konieczny ($)	Summary Compensation Table Total for PEO(1) Delia ($)	Compensation Actually Paid to PEO(2) Delia ($)			Total Shareholder Return(3) ($)	Peer Group Total Shareholder Return(4) ($)	Net Income(5) (in millions)	Adjusted Earnings Per Share (EPS)(6) ($)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	7,480,919	6,959,258	8,977,329	5,073,747	5,734,419	5,253,911	112.81	169.26	740	0.702
2023	—	—	7,305,995	(1,817,920)	3,935,828	(456,566)	109.20	155.73	1,058	0.733
2022	—	—	9,872,758	18,573,062	5,003,411	8,834,900	130.29	135.28	815	0.805
2021	—	—	10,991,148	11,147,349	6,040,930	6,108,431	115.51	148.23	951	0.744
(1)For purposes of this disclosure, “PEO” refers to Principal (or Chief) Executive Officer. For the fiscal years presented, represents amount reported for our PEO(s) and average amount reported for our non-PEO NEOs, under the “Total” column of the Summary Compensation
Table (“SCT”). Our NEOs for each of the fiscal years presented are shown below:

Year	PEO(s)	Non-PEO NEOs
2024	Peter Konieczny / Ron Delia	Michael Casamento, Eric Roegner, Fred Stephan and Michael Zacka
2023	Ron Delia	Michael Casamento, Eric Roegner, Fred Stephan and Michael Zacka
2022	Ron Delia	Michael Casamento, Eric Roegner, Fred Stephan and Michael Zacka
2021	Ron Delia	Michael Casamento, Peter Konieczny, Eric Roegner, Fred Stephan and Michael Zacka

Amcor plc | 2024 Proxy Statement	55

(2)Dollar amounts represent Compensation Actually Paid (”CAP”) for our PEO(s) and the average Compensation Actually Paid to our non-
PEO NEOs for each fiscal year. Compensation Actually Paid has been calculated in accordance with Item 402(v) of Regulation S-K and does not reflect the actual compensation earned by or paid to the applicable NEO for any fiscal year. Compensation Actually Paid reflects the following adjustments to the SCT amounts for equity awards reported for the PEO and the Non-PEO NEOs:

	2024
Adjustments to Determine Compensation “Actually Paid” (CAP)	PEOs		Non-PEO NEOs
	Konieczny ($)	Delia ($)	($)
SUMMARY COMPENSATION TABLE (SCT) TOTAL COMPENSATION	7,480,919	8,977,329	5,734,419
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(4,049,852)	(4,032,292)	(3,238,877)
Deduction for Amounts Reported under the “Option Awards” Column in the SCT	(660,765)	(1,052,990)	(537,370)
Fair value as of the end of the covered fiscal year of equity compensation granted during the covered fiscal year	3,447,610	2,810,973	2,677,619
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of covered fiscal year	227,785	(2,463,141)	195,961
Fair value as of the end of the covered fiscal year of equity compensation that was granted and that vested during the covered fiscal year
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	513,561	833,868	422,158
Fair value of forfeited awards determined at end of prior year for awards made in prior fiscal years that were forfeited during covered fiscal year	—	—	—
Value of dividends or other earnings paid on stock awards not otherwise reflected in fair value or total compensation
TOTAL ADJUSTMENTS	(521,661)	(3,903,582)	(480,509)
COMPENSATION “ACTUALLY PAID” (CAP)	6,959,258	5,073,747	5,253,911
Share option fair values are calculated using a Monte-Carlo simulation model for the TSR-based portion of the award and, Adjusted EPS performance together with a Black-Scholes option pricing model for the EPS portion of the award as of the applicable grant date or measurement date. Performance shares/rights fair values are calculated using a Monte-Carlo simulation model for the TSR-based portion of the award and, Adjusted EPS performance together with the closing price of our common stock for the EPS-portion of the award as of the applicable grant date or measurement date. Restricted share unit fair values are calculated using the closing price of our common stock as of the applicable grant date or measurement date. In all cases, we used fair value methodologies and assumptions materially consistent with the methodologies used as of the grant date and to account for share-based payments in our financial statements under
GAAP.

56	Amcor plc | 2024 Proxy Statement

(3)The cumulative TSR for the Company is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. Each of these yearly percentage changes was applied to a deemed fixed investment of $100 at the beginning of the measurement period to produce the value of such investment as of each fiscal year end.
(4)The cumulative Peer Group TSR utilizes the S&P 500 Materials Index (the “Peer Group”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our annual report for the fiscal year ended June 30, 2024. We selected this index as our Peer Group because (i) the Company is a constituent and (ii) it meets all disclosure requirements. For each fiscal year, our
Peer Group TSR was calculated based on a deemed fixed investment of $100 through the measurement period, assuming dividend reinvestment for the peer group, weighted according to the respective companies’ stock market capitalization at the beginning of the measurement period.
(5)Dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable fiscal year.
(6)Adjusted EPS is a non-GAAP financial measure defined by the Company as set forth in the “Definitions of Non-GAAP Financial
Measures” section of this proxy statement.
Relationship Between Compensation Actually Paid and Performance
In accordance with the Securities and Exchange Commission rules, the following section is intended to describe the relationship between Compensation Actually Paid and the Company’s performance over the fiscal years presented:
•Our cumulative TSR performance was positive in each of the fiscal years presented and increased year over year from 2020 to 2022, it decreased in 2023 and then increased in 2024 to just a few percentage points below 2021 levels. This cumulative
TSR performance correlates with the CAP amounts reported in this table. While our TSR performance over the years presented is positive, it’s been outperformed by the Peer Group in each of the fiscal years presented. Amcor is a constituent of this Peer Group but performance of this group is largely influenced by companies in the chemical and mining industries and as such not directly comparable to the Company’s performance.
•Our Net Income performance varied in each of the fiscal years presented, it decreased from 2021 to 2022, increased from
2022 to 2023 and then decreased for 2024. This Net Income performance was not correlated with the reported CAP amounts reported in this table and the Company does not use net income to determine compensation levels or incentive plan payouts.
•Our Adjusted EPS increased from 2021 to 2022, decreased from 2022 to 2023 and from 2023 to 2024. This correlates with the CAP amounts reported in this table but is not the primary driver of the year to year changes.
Most Important Financial Performance Measures
As described in detail in the “Executive Compensation Discussion and Analysis” section, our executive compensation programs are designed to ensure alignment between executive pay, business performance and shareholders. For the last fiscal year, the most important financial performance measures used to link Compensation Actually Paid to our PEO and Non-
PEO NEOs (as calculated in accordance with Item 402(v) of Regulation S-K) to Company performance are listed below in no specific ranked order:

Adjusted Earnings Per Share (EPS)
Adjusted Earnings Before Interest and Taxes (EBIT)
Adjusted Free Cash Flow

Amcor plc | 2024 Proxy Statement	57

Definitions of Non-GAAP
Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America
(GAAP) and also communicate with investors using certain non-GAAP financial measures that are intended to supplement the presentation of our financial results prepared in accordance with GAAP. Below is a list of non-GAAP measures used in this proxy statement and a description of how these can be derived from our audited financial statements.
•Adjusted Earnings Before Interest and Taxes (EBIT) and Adjusted Earnings Per Share (EPS; Diluted US Cents)
are non-GAAP financial measures adjusted for factors that are unusual or unpredictable. These measures exclude the impact of certain amounts related to the effect of changes in currency exchange rates, acquisitions, and restructuring, including employee-related costs, equipment relocation costs, accelerated depreciation, and the write-down of equipment.
These measures also exclude gains or losses on sales of significant property and divestitures, significant property and other impairments, net of insurance recovery, certain regulatory and litigation matters, significant pension settlements, impairments in goodwill and equity method investments, and certain acquisition-related expenses, including transaction and integration expenses, due diligence expenses, professional and legal fees, purchase accounting adjustments for inventory, order backlog, intangible amortization, changes in the fair value of contingent acquisition payments and economic hedging instruments on commercial paper, CEO transition costs, and impacts related to the Russia-Ukraine conflict.
•Adjusted Free Cash Flow is a non-GAAP financial measure adjusted for factors that are unusual or unpredictable. This measure is derived from Adjusted EBIT (as defined above) plus depreciation and amortization, excluding intangible amortization resulting from purchase price accounting adjustments, less interest paid, net, income taxes paid, proceeds from sales of property, plant, and equipment and other intangible assets, purchase of property, plant, and equipment and other intangible assets, and movement in working capital, and other cash effects.
•Return on Average Funds Employed (RoAFE) is a non-GAAP financial measure defined by the Company as the last twelve months of Adjusted EBIT (as defined above) divided by Average Funds Employed (four quarter average). Average
Funds Employed is defined by the Company as shareholder’s equity derived from Amcor’s Consolidated Balance Sheets plus Net Debt. Net debt is a non-GAAP financial measure defined by the Company as total long-term and short-term debt less cash and cash equivalents.

58	Amcor plc | 2024 Proxy Statement

Report of the Audit Committee
The Company’s Audit Committee is composed of independent non-employee Directors as defined by applicable SEC rules and
NYSE listing standards. It is responsible for monitoring and overseeing the Company’s financial reporting and the Company’s internal controls over accounting and financial reporting. The Committee is also specifically responsible for reviewing and approving the external audit plan and the fees for non-audit services, and for reviewing and recommending to the Board the external audit fees, for the current fiscal year. In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company’s management, the head of the
Company’s internal audit function and the Company’s independent registered public accounting firm, PricewaterhouseCoopers
AG (PwC). The Audit Committee regularly meets in executive session with the head of internal audit and PwC.
Specifically, the Committee has: (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2024 with the Company’s management; (ii) discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; and (iii) received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Committee concerning independence, and has discussed with PwC its independence.
Based on the Committee’s review and discussions mentioned above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June
30, 2024.
The Audit Committee:
Arun Nayar (Chairman)
Susan Carter
David Szczupak
Independent Registered Public Accountant Fees
The following table presents aggregate fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2024 and 2023, and fees billed for other services rendered by
PwC during those periods.

	2024 ($)	2023 ($)

Audit Fees(1)	$13,307,000	12,849,000
Audit-Related Fees(2)	102,000	61,000
Tax Fees(3)	411,000	1,010,000
Other Fees(4)	2,000	77,000
TOTAL FEES	13,822,000	13,997,000
(1)Audit Fees – These are fees for professional services performed by PwC for the integrated audits of the Company’s annual financial statements (Form 10-K) and reviews of financial statements included in the Company’s Form 10-Q filings, services that are normally provided in connection with statutory and regulatory filings or engagements and fees in connection with a legal entity restructuring project.
(2)Audit-Related Fees – These are fees for the assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)Tax Fees – These are fees for professional services performed by PwC with respect to tax compliance, tax advice and tax planning, including transfer pricing documentation.
(4)Other Fees – These are fees paid to PwC for other regulatory services provided.

Amcor plc | 2024 Proxy Statement	59

The Audit Committee has approved a pre-approval protocol for all non-audit services provided by PwC. This protocol is reviewed and approved annually. On an annual basis, based on prior year fees, management prepares a framework including a pre-approved bucket of fees for audit related services, tax services and other non-audit services which are then approved by the Audit Committee. Actual services are approved by the Chief Financial Officer, Vice President & Corporate Controller / Vice
President Group Internal Audit (non-audit services) or Chief Financial Officer / Vice President Tax / Vice President Group
Internal Audit (tax services). Group Internal Audit then monitors whether the services / fees fit within the approved framework and pre-approved bucket of fees. If the sum of services is expected to exceed the pre-approved bucket of fees, the Audit
Committee is requested to approve the additional services prior to approval of these services by management.  On a quarterly basis, management reports the actual approved services to the Audit Committee. The Audit Committee is then requested to review and ratify the Permitted Non-Audit Services Engagements process on an annual basis. Approval of such services will be in place until the next annual approval date at the October 2024 Audit Committee meeting.
In making its recommendation to appoint PwC as the Company’s independent registered public accounting firm, the Audit
Committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining that firm’s independence.

60	Amcor plc | 2024 Proxy Statement

Proposal 2 Ratification of the Appointment
of PricewaterhouseCoopers AG as
Our Independent Registered Public
Accounting Firm for Fiscal Year 2025
A further purpose of the meeting is to vote on the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending June 30, 2025. Although ratification is not required by law, the Board has determined that it is desirable to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in auditing the Company’s financial statements. Therefore, the Audit Committee of the Board of Directors recommends shareholder ratification of the appointment of PwC. If the shareholders do not ratify this appointment, the Audit Committee may consider other independent auditors. A representative of PwC will be present at the meeting, with the opportunity to make a statement if they desire and to respond to questions.
The proxies will vote your proxy for ratification of the appointment of PwC unless you specify otherwise in your proxy.

The Audit Committee and the Board of Directors recommend a vote “FOR” ratification of the appointment of PricewaterhouseCoopers AG for the fiscal year ending June 30, 2025.

Amcor plc | 2024 Proxy Statement	61

Proposal 3 Advisory Vote on Executive
Compensation (“Say-On-Pay Vote”)
We are providing our shareholders an opportunity to cast a non-binding, advisory vote on the compensation of our NEOs as disclosed in this proxy statement and as required under Section 14A of the Exchange Act (which was put in place by the Dodd-
Frank Act). We will ask our shareholders to consider an advisory vote on the compensation of our NEOs every year until the next vote of our shareholders on the frequency of such advisory votes at our 2025 annual general meeting of shareholders pursuant to applicable SEC rules, at which time we will consider the outcome of the vote and decide how frequently to hold such future advisory votes.
As described in detail under the heading “Executive Compensation Discussion and Analysis,” our executive compensation programs are designed to align compensation to business strategy and outcomes that deliver value to shareholders; drive a high performance culture by setting challenging objectives and rewarding high-performing individuals; and assure compensation is competitive in the relevant employment marketplace to support the attraction, motivation and retention of executive talent. Please read the “Executive Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2024 compensation of our
NEOs.
We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our
NEOs’ compensation. This vote is not intended to address any specific type of compensation, but rather the overall compensation of our NEOs and policies and practices described in this proxy statement. Accordingly, our Board of Directors recommends that our shareholders vote “FOR” the following resolution:
“RESOLVED, that Amcor’s shareholders approve, on an advisory basis, the compensation of the NEOs as disclosed in Amcor’s Proxy Statement for the 2024 Annual General Meeting of Shareholders, including the Compensation
Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and disclosure.”
The Say-on-Pay Vote is advisory, and therefore not binding on Amcor, the Compensation Committee or our Board of Directors.
However, we value shareholders’ opinions, and we will consider the outcome of the Say-on-Pay Vote when determining future executive compensation programs.

The Board of Directors recommends a vote “FOR” the approval of the Compensation of our NEOs.

62	Amcor plc | 2024 Proxy Statement

Important Information about the Proxy
Materials and Voting Your Shares
Why am I receiving these proxy materials?
The Company is soliciting your proxy in connection with the Annual General Meeting of Shareholders to be held on
Wednesday, November 6, 2024. This proxy statement and the form of proxy or, in some cases, a Notice of Internet Availability, are being mailed to shareholders commencing on or about September 24, 2024.
Why did I receive a Notice of Internet Availability of proxy materials?
Under the rules of the SEC, we are furnishing proxy materials to certain of our shareholders on the internet, rather than mailing printed copies to those shareholders. This process reduces the environmental impact of our Annual Meeting of Shareholders, expedites shareholders’ receipt of the proxy materials, and lowers our costs. If you received a Notice of Internet Availability of
Proxy Materials (the “Notice of Internet Availability” or “Notice”) by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials on the internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet
Availability.
How will my shares be voted by proxy?
The proxies will vote the shares represented by all properly executed proxies that we receive prior to the meeting that are not revoked in accordance with your instructions. If you properly execute and submit your proxy, but do not indicate how you want your shares voted, the Company proxy will vote your shares:
•“FOR” the ten Director-nominees set forth herein;
•“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm; and
•“FOR” the non-binding, advisory vote approving our executive compensation.
Who will conduct and pay for the cost of this proxy solicitation?
We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees, and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, by fax, or by internet by our Directors, officers, or other regular employees without remuneration other than regular compensation. We have retained
Morrow Sodali LLC to act as a proxy solicitor for a fee estimated to be $50,000, plus reimbursement of out-of-pocket expenses.
Who is entitled to vote at the meeting?
You are entitled to vote or direct the voting of your Amcor shares if you were a shareholder of record or a beneficial owner of shares in “street name” as of 4:00 p.m. U.S. Eastern Time on September 11, 2024, or a holder of CHESS Depositary Interests as of 7:00 p.m. Australian Eastern Standard Time, on September 11, 2024, the record date for our Annual Meeting.
As of the record date, there were 1,445,343,212 ordinary shares of Amcor outstanding. Each ordinary share entitles the shareholder of record to one vote. Cumulative voting is not permitted. See the Admission Policy in this proxy statement for instructions on obtaining a ticket to attend the meeting.
What does it mean to be a shareholder of record?
If, on the record date, your ordinary shares were registered directly in your name with our transfer agent, Computershare, then you are a “shareholder of record.” As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by the internet, by telephone, or to fill out and return the enclosed proxy card, to ensure your vote is counted.

Amcor plc | 2024 Proxy Statement	63

What does it mean to beneficially own shares in “street name”?
If, on the record date, your ordinary shares were held in an account at a bank, broker or other financial institution (we will refer to those organizations collectively as a “broker”), then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker. The broker holding your account is considered the shareholder of record for purposes of voting at our Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, because you are not a shareholder of record, if you want to vote your shares in person at the Annual Meeting, you must request and obtain a valid proxy from your broker giving you that right, and must satisfy the Admission Policy described below.
Under the NYSE rules, the only matter on which your broker can vote your shares without receiving instructions from you is the ratification of auditors. Your broker does not have discretionary authority to vote your shares on any other matter. We encourage you to communicate your voting decisions to your broker before the Annual Meeting date to ensure that your vote will be counted.
What does it mean to be a holder of CHESS Depositary Interests?
CHESS Depositary Interests are issued by Amcor through CHESS Depositary Nominees Pty Limited (“CDN”), and traded on the Australian Securities Exchange, or ASX. The depositary interests are frequently called “CDIs.” If you own Amcor CDIs, then you are the beneficial owner of one Amcor ordinary share for every CDI you own. CDN or its custodian is considered the shareholder of record for purposes of voting at our Annual Meeting. As the beneficial owner, you have the right to direct CDN or its custodian on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting.
But because you are not a shareholder of record, if you want to vote your shares in person at the Annual Meeting, you must request and obtain a valid proxy from CDN or its custodian giving you that right, and must satisfy the Admission Policy described below.
You will receive a notice from Computershare allowing you to deliver your voting instructions over the internet. In addition, you may request paper copies of the proxy statement and voting instructions by following the instructions on the notice provided by
Computershare.
Under the rules governing CDIs, CDN is not permitted to vote on your behalf on any matter to be considered at the Annual
Meeting unless you specifically instruct CDN how to vote. We encourage you to communicate your voting decisions to CDN before the Annual Meeting date to ensure that your vote will be counted.
What is the required quorum to conduct business at the Annual Meeting?
A quorum will consist of one or more shareholders present in person or by proxy who hold or represent shares of at least a majority of the total voting rights of all the voting power of  the shares entitled to vote at the Annual Meeting.
How many votes are required to approve each proposal?
The affirmative vote of the holders of a majority of the votes cast by shareholders present in person or represented by proxy at the meeting and entitled to vote, is required to elect Directors and approve the ratification of PwC as our independent registered public accounting firm and will be considered to have approved the advisory and non-binding Say-on-Pay Vote.
If the votes are equal on a proposal, the chair of the meeting has a casting vote.
How are votes counted?
Abstentions will be treated as shares that are present and entitled to vote. Accordingly, abstentions will have the effect of a vote “Against” the particular matter. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the particular matter.

64	Amcor plc | 2024 Proxy Statement

How do I vote?
Your vote is important. You may vote on the internet, by telephone, by mail, or at the Annual Meeting, all as described below.
The internet and telephone voting procedures are designed to authenticate shareholders using a control number, and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m. U.S. Eastern Time on November 5, 2024 or, for a holder of CHESS Depositary
Interests, until 10:00 a.m. Australian Eastern Daylight Time on November 4, 2024.
Vote on the Internet
If you have internet access, you may submit your proxy by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the internet voting site, you can confirm that your instructions have been properly recorded.
Vote by Telephone
You can also vote by telephone by following the instructions provided on the internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
Vote by Mail
If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail.
Voting at the Annual Meeting
The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting. All shareholders of record on September 11, 2024 are invited to attend and participate at the meeting.
How can I revoke my proxy or change my vote?
You may revoke your proxy or change your vote at any time before the proxy is exercised by any of the following methods:

Holder	Method of Voting

Holders of record
•Delivering written notice of revocation to our Corporate Secretary at our principal executive office located at 83
Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom;
•Delivering another timely and later dated proxy;
•Revoking by internet or by telephone before 11:59 p.m. U.S. Eastern Time on November 5, 2024, for shares traded on the NYSE; or
•Attending the Annual Meeting and voting in person by written ballot. Please note that your attendance at the meeting will not revoke your proxy unless you actually vote at the meeting.

Stock held by brokers, banks and nominees and CDIs
You must contact your broker, bank or other nominee to obtain instructions on how to revoke your proxy or change your vote. CDI holders must contact Computershare to revoke your proxy or change your vote. You may also obtain a “legal proxy” from your broker, bank or other nominee to attend our Annual Meeting and vote in person by written ballot.

What is the address for the Company’s principal executive office?
The mailing address of our principal executive office is:
Amcor plc
83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom

Amcor plc | 2024 Proxy Statement	65

Householding Information
CDI holders are sent separate copies of the proxy statement and annual report or Notice of Internet Availability. For shareholders other than CDI holders, you may be sent a single copy of these proxy materials where more than one shareholder has a shared address (“householding”). We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and annual report or Notice of Internet Availability in a separate envelope, as applicable, to a shareholder at a shared address to which a single copy of these documents was delivered. Such request may be made by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51
Mercedes Way, Edgewood, NY 11717. If shareholders (other than CDI holders) reside at a shared address and prefer to receive a single copy of the proxy statement, annual report or Notice of Internet Availability, either now or in the future, please contact Broadridge Financial Solutions, Inc. as described above.
Cautionary Statement Regarding Forward-Looking Statements
This document contains certain statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified with words like “believe,” “expect,” “target,” “project,” “may,” “could,” “would,” “approximately,” “possible,” “will,” “should,” “intend,”
“plan,” “anticipate,” “commit,” “estimate,” “potential,” “ambitions,” “outlook,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Such statements are based on the current expectations of the management of Amcor and are qualified by the inherent risks and uncertainties surrounding future expectations generally.
Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. None of Amcor nor any of its respective directors, executive officers or advisors provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur.

66	Amcor plc | 2024 Proxy Statement

Submission of Shareholder
Proposals and Nominations
Proposals for Inclusion in Proxy Statement
We must receive all shareholder proposals to be presented at the 2025 annual general meeting of shareholders that are requested to be included in the proxy statement and form of proxy relating thereto pursuant to SEC Rule 14a-8 not later than
May 27, 2025.
Other Proposals and Nominees
Shareholder proposals to be brought before any meeting of shareholders or nominations of persons for election as a Director at any meeting of shareholders must be made pursuant to timely notice in writing to the Corporate Secretary of the Company.
To be timely, notice by the shareholder must be delivered or received at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) day before the anniversary of the previous year’s annual general meeting and not later than the close of business on the ninetieth (90th) day before the anniversary of the previous year’s annual general meeting. If, however, there was no annual general meeting in the prior year or the date of the annual general meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual general meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual general meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Accordingly, any such shareholder proposal or nomination for the 2025 annual general meeting of shareholders must be delivered no earlier than the close of business on July 9, 2025 and no later than the close of business on August 8, 2025.  Please note that these requirements are separate from the SEC’s requirements to have a shareholder’s proposal included in our proxy materials.
In addition to satisfying the foregoing requirements, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the additional information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended no earlier than the close of business on July 9, 2025 and no later than the close of business on August 8, 2025.
Notice Requirements
A notice of a shareholder proposal for Director nominations or other business must set forth certain information concerning such proposal, the proposing shareholder and the nominees, as specified in our Articles and as required by SEC rules, as applicable. The presiding officer of the meeting will refuse to acknowledge any proposal or nomination not made in compliance with the foregoing procedures.
The Board of Directors is not aware of any other matters to be presented at the meeting. However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

Amcor plc | 2024 Proxy Statement	67

Important Notice Regarding Availability
of Proxy Materials for the Annual General
Meeting of Shareholders to Be Held
on November 6, 2024
The following materials are available for viewing on the internet:
•Proxy statement for the 2024 Annual General Meeting of Shareholders;
•2024 Annual Report to Shareholders; and
•Annual report on Form 10-K for the fiscal year ended June 30, 2024.
To view the proxy statement, 2024 Annual Report to Shareholders, or annual report on Form 10-K, holders of ordinary shares should visit www.proxyvote.com and holders of CDIs should visit www.investorvote.com.au and enter your control number from your Notice of Internet Availability or proxy card.

68	Amcor plc | 2024 Proxy Statement

Admission Policy
All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on
November 6, 2024. CDI holders as of the record date may also attend. If you would like to attend the meeting in person, you must request an admission ticket and follow the instructions below. You may request an admission ticket by:
•Calling +61 3 9226 9000 in Australia or +1 224 313 7000 in the United States;
•E-mailing investor.relations@amcor.com; or
•Mailing a request to Amcor plc at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, Attention: Corporate
Secretary.
Seating is limited. Tickets will be issued on a first-come, first-served basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in “street name” (that is, through a bank, broker or other financial institution), you will also need to obtain a valid proxy giving you the right to attend the Annual Meeting or bring a copy of a statement reflecting your shared ownership as of the record date. If you hold CDIs and wish to vote your shares in person, you must obtain a valid proxy from CDN or its custodian. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

www.amcor.com

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 5, 2024 for shares held directly and by 11:59 p.m. Eastern Time on November 1, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 5, 2024 for shares held directly and by 11:59 p.m. Eastern Time on November 1, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V55766-P15409

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMCOR PLC

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Graeme Liebelt	☐	☐	☐
1b. Peter Konieczny	☐	☐	☐
1c. Achal Agarwal	☐	☐	☐
1d. Andrea Bertone	☐	☐	☐
1e. Susan Carter	☐	☐	☐
1f. Graham Chipchase CBE	☐	☐	☐
1g. Lucrèce Foufopoulos-De Ridder	☐	☐	☐
1h. Nicholas T. Long (Tom)	☐	☐	☐
1i. Arun Nayar	☐	☐	☐
1j. David Szczupak	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Ratification of PricewaterhouseCoopers AG as our independent registered public accounting firm for fiscal year 2025.	☐	☐	☐
3. To approve, by non-binding, advisory vote, the Company's executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V55767-P15409

AMCOR PLC
Annual General Meeting of Shareholders
November 6, 2024 - 9:00 p.m. London, Greenwich Mean Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Damien Clayton (Corporate Secretary) and Deborah Rasin (General Counsel), or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Amcor plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at JW Marriott located at Grosvenor House London, 86-90 Park Ln, London W1K 7TN, United Kingdom, 9:00 p.m. London Greenwich Mean Time on November 6, 2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side